                                  SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]      Preliminary Information Statement
[ ]      Confidential, For Use of the Commission Only
         (as permitted by Rule 14c-5(d)(2))
[X]      Definitive Information Statement

                            COVENTRY INDUSTRIES CORP.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]      No fee required.

[X] Fee computed on the table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1)   Title of each class of securities to which transaction applies:
               Common Stock

         (2)   Aggregate number of securities to which transaction applies:
               5,000,000 Shares

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
               $3.75

         (4)   Proposed maximum aggregate value of transaction: $18,750,000

         (5)   Total fee paid: $3,750

         [X]   Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)   Amount Previously Paid:

         (2)   Form, Schedule or Registration Statement No.:

         (3)   Filing Party:

         (4)   Date Filed:

                              INFORMATION STATEMENT

                TO THE SHAREHOLDERS OF COVENTRY INDUSTRIES CORP:

     The following actions have been approved by a majority of the shareholders and the board of directors of Coventry Industries Corp:

          1. STOCK ISSUANCE AND CHANGE OF CONTROL. An aggregate of 5,000,000 shares of our common stock, $0.01 par value, have been issued in connection with the acquisition of PeopleFirst Staffing, Ltd. and the associated change of control of our company.

         2. AMENDMENT TO CERTIFICATE OF INCORPORATION. We have approved an amendment to our Articles of Incorporation that when effective, will increase the number of authorized shares of our preferred stock from 250,000 shares to 5,000,000 shares and the common stock from 3,125,000 shares to 50,000,000 shares common stock and to change our name to American Risk Management Group, Inc. The Certificate of Amendment to be filed with the Secretary of State of the State of Florida is attached to this document as Annex A.

         3. ELECTION OF DIRECTORS. Five directors have been elected to our Board of Directors until our next annual meeting or until their successors have been qualified;

         4. STOCK OPTION PLAN. Our 1999 Stock Option Plan has been approved. The 1999 Plan is attached to this document as Annex B.

         5. APPOINTMENT OF ACCOUNTANTS. We have appointed JH Cohn LLP as our auditors for the fiscal year ending June 30, 1999.

                                      By the Order of the Board of Directors,

                                      Robert Hausman
                                      President

Boca Raton, Florida
August 17, 1999

                            INFORMATION STATEMENT FOR
                          OF COVENTRY INDUSTRIES CORP.

Our board of directors and Stephen Rosedale and Ronald Wilheim have agreed to a transaction designed to allow us to commence an administrative services organization providing services to over 6,000 employees. This agreement requires us to issue an aggregate 5,000,000 shares of our common stock to Messrs. Rosedale and Wilheim or a limited liability company owned by them having an aggregate market value of approximately $18,750,000. Messrs. Rosedale and Wilheim own PeopleFirst Staffing, Ltd., a limited liability company which has a letter of intent to provide services to companies affiliated with Messrs. Rosedale and Wilheim that have over 6,000 employees. Commencing January 1, 2000, PeopleFirst will become a professional employee organization ("PEO") Following the issuance, theses persons will own approximately 82.7% of the total outstanding shares of our common stock.

     In order to accomplish this transaction, we needed to increase our authorized capital by amending our Articles of Incorporation. Messrs. Rosedale and Wilheim have also been elected to our board of directors.

     This document provides you with detailed information about the transaction and the other matters recently approved by our board of directors and a majority of our shareholders. We encourage you to read the entire document carefully, including all of its annexes. We especially encourage you to read the "Risk Factors" section which begins on page 8. You may obtain additional information about us from documents we have filed with the SEC.

     We expect the shareholder action approving the amendment to become effective on or about September 7, 1999. Our board of directors has fixed the close of business on July 30, 1999 as the record date for the determination of shareholders who are entitled to give consent and receive this information statement. Holders of 576,500 shares of our common stock, representing approximately 52.8% of our outstanding shares, have approved the above items. The approval of the amendment will require the written consent of the holders of a majority of the outstanding shares of our common stock. As of July 30, 1999, there were 1,149,751 outstanding shares of our common stock and approximately 182 holders of record of our common stock. No meeting of the shareholders is being held in connection with the approval of the amendment and no proxies or consents are being solicited in connection with this information statement.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

            The date of this information statement is August 17, 1999

     We will mail this document to our shareholders beginning on or about August 17, 1999.

     We have not authorized anyone to give any information or make any representation about the matters discussed in this document that differs from or adds to the information in this document or any of the Annexes attached to this document. Therefore, if anyone does give you different or additional information, you should not rely on it. The information contained in this document speaks only as of its date unless the information specifically indicates that another date applies.

                        WHO CAN HELP ANSWER MY QUESTIONS?

If you have more questions about the stock issuance and the associated change in control, the amendment to our certificate of incorporation, the election of directors or the other matters to be voted upon, you should contact Mr.
Robert Hausman at:

                            Coventry Industries Corp.
                    1900 Corporate Boulevard, Suite 400 East
                            Boca Raton, Florida 33431
                            Telephone: (561) 988-2544
                               Fax: (561) 988-2545
                        E-mail: rlhausman@directnet1.net

                                     SUMMARY

     This summary highlights selected information contained elsewhere or incorporated by reference in this document. This summary may not contain all of the information that is important to you. Where appropriate, we have included page references to direct you to a more complete description of the topics presented in this summary.

                                   THE COMPANY

COVENTRY INDUSTRIES CORP.
1900 Corporate Boulevard, Suite 400 East
Boca Raton, Florida 33431
(561) 988-2544

We are a holding company that has owned various businesses. Over the last three years we have bought and sold several companies. We are in the process of liquidating our current businesses, which are manufacturing and selling various products for industrial use and operating a respiratory therapy and respiratory therapy management business.

                         OUR REASONS FOR THE TRANSACTION

     We intend to develop into a leading national professional employee organization to service the home healthcare industry and other industries. We also intend to acquire insurance businesses to expand the range of services that we will offer to our clients. We see this opportunity as a way to enhance shareholder value through the potential for long-term growth. We believe that our shareholders will benefit from the acquisition and resulting investment in the combined entity because we believe the transaction provides our shareholders:

- ownership in a larger entity with the opportunity of further significant growth;

-    improved market liquidity;

-    an experienced growth-oriented management team; and

-    a means to improve the quality of product and service delivered.

We also considered detriments and uncertainties to the transaction, including:

-    the low operating margins in the employee services business;

- Coventry's management's limited experience in the employee services industry; and

-    difficulties in implementing the growth strategy.

     To review the background of the acquisition and our reasons for the transaction in greater detail, as well as related detriments and uncertainties, please read the discussion under "Stock Issuance and Change of Control" which begins on page 13, as well as the "Risk Factors" section of this document which begins on page 8.

THE TERMS OF THE ISSUANCE.

In the transaction, we will issue to a limited liability company owned by Messrs. Rosedale and Wilheim an aggregate of 5,000,000 shares of our common stock for all of the outstanding interests of PeopleFirst. Based on our recent range of daily closing sale prices on the OTC Bulletin Board of $3.00 to $3.75 per share, the aggregate value of the shares to be issued to PeopleFirst shareholders would range from approximately $15.0 million to $18.75 million. Our shareholders will not receive any shares of common stock in the transaction. PeopleFirst will become our wholly-owned subsidiary when the transaction is completed.

OWNERSHIP OF COVENTRY AFTER THE TRANSACTION.

     We estimate that the shares of our common stock to be issued to PeopleFirst members in the transaction will represent approximately 82% of the total outstanding shares of our common stock following the transaction. These persons currently own an aggregate of 43,250 shares of common stock and will own an aggregate of 5,043,250 shares or 82.7% of the total outstanding shares of our common stock after the transaction.

OUR BOARD OF DIRECTORS AND MANAGEMENT FOLLOWING THE TRANSACTION.

     In connection with the transaction, five directors have been elected to serve on our board of directors. Four of the directors, Stephen Rosedale, Ronald Wilheim, Steve Wilder and Simon Groner, were nominated by PeopleFirst. One director, Robert Hausman, was nominated by us and has previously served on our board of directors. For information regarding our directors, see "Management" which begins on page 35.

     After the transaction, our executive officers will be:

-------------------------------------------------------------------------------
Name                             Position
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Stephen Rosedale                 Chairman of the Board
-------------------------------------------------------------------------------
Robert Hausman                   President
-------------------------------------------------------------------------------
Ronald Wilheim                   Vice Chairman and Chief Executive Officer
-------------------------------------------------------------------------------
Simon Groner                     Secretary
-------------------------------------------------------------------------------

     For information regarding our new executive officers and directors, see page 35.

OTHER INTERESTS OF OFFICERS, DIRECTORS AND DIRECTOR NOMINEES IN THE STOCK ISSUANCE.

     You should be aware of interests which some of our officers and directors have that are separate from and in addition to the interests of our shareholders generally. These interests are as follows:

     Upon completion of the transaction, Stephen Rosedale and Ronald Wilheim, who are directors, will own an aggregate of 5,043,250 shares of our common stock representing 82.7%. Mr. Wilheim is Mr. Rosedale's son.

     Robert Hausman, our president and a director, was recently issued 68,750 shares of common stock upon conversion of outstanding preferred stock and 50,000 shares for the cancellation of options and other rights held by him. He currently owns 211,000 shares of common stock.

     Our board of directors and the shareholders were aware of these interests and took them into account when approving the exchange agreement and the other resolutions.

ACCOUNTING TREATMENT OF THE TRANSACTION.

     The transaction is intended to qualify as a "purchase" for accounting and financial reporting purposes.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.

     The exchange is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. There will be no tax consequences to persons who are our shareholders prior to the exchange.

ABSENCE OF APPRAISAL RIGHTS FOR COVENTRY.

     Under Florida law, our shareholders do not have appraisal rights with respect to any of the proposals described in this document.

OPINION OF OUR FINANCIAL ADVISOR

         We did not seek the opinion of a financial advisor or obtain a fairness opinion.

STOCK OWNERSHIP

Prior to the transaction, we had 1,149,751 shares of common stock outstanding. After the transaction, we will have 6,149,751 shares of common stock outstanding. The following chart describes the ownership before and after these transactions:

-----------------------------------------------------------------------------------------------------
Name                             Shares owned before    %         Shares owned after    %
-----------------------------------------------------------------------------------------------------
Robert Hausman                   211,000                18.3      211,000               3.4
-----------------------------------------------------------------------------------------------------
Stephen Rosedale                 34,600                 3.0       3,034,600             49.3
-----------------------------------------------------------------------------------------------------
Ronald Wilheim                   8,650                  0.8       2,008,650             32.7
-----------------------------------------------------------------------------------------------------
Other directors and officers     102,074                8.8       102,074               1.7
-----------------------------------------------------------------------------------------------------
Public shareholders              793,427                69.1      793,427               12.9
-----------------------------------------------------------------------------------------------------

                   SUMMARY SELECTED HISTORICAL FINANCIAL DATA

         The summary selected historical financial data for Coventry presented below for each of the two years ended and as of June 30, 1998 and 1997 have been derived from the audited consolidated financial statements of Coventry. The summary selected historical financial data for the nine month periods ended March 31, 1999 and 1998 and as of March 31, 1999 for Coventry and for the three month period then ended have been derived from their respective unaudited consolidated financial statements. The data should be read in conjunction with the consolidated financial statements, related notes, management's discussion and analysis, and other financial information which are included in this document for Coventry and PeopleFirst.

COVENTRY                                               Year                              Nine months
                                                  Ended June 30,                        Ended March 31,
                                                  --------------                        ---------------
                                             1998                1997                1999              1998
                                             ----                ----                ----              ----
                                                                                 (unaudited)        (unaudited)
Statement of Operations Data:
Revenues ........................        $ 7,869,981         $ 4,653,286         $ 6,413,195         $ 5,763,172
Gross profit ....................        $ 1,337,057         $ 1,134,786         $ 1,949,842         $ 1,724,085
Loss from continuing operations
                                         $(6,813,796)        $(2,894,751)        $(1,931,746)        $  (936,064)
Dividends on preferred stock ....            114,835                --                  --
                                                                                                          89,000
Net loss applicable to common
stock
                                         $(6,928,630)        $(2,894,751)        $(2,196,410)        $(2,102,425)
Share data:(1)
Basic loss per share - continuing
operations ......................        $    (21.08)        $    (28.65)        $     (3.63)        $     (7.43)
                                         ===========         ===========         ===========         ===========
Weighted average number
of common shares outstanding ....            328,644             101,053             604.952             283,564
                                         ===========         ===========         ===========         ===========

                                                                      June 30,             March 31,
                                                                        1998                 1999
                                                                        ----                 ----
Balance Sheet Data:                                                                       (unaudited)
Cash......................................                        $       52,188        $      492,464
Total current assets......................                        $    2,518,576        $    3,669,630
Total assets..............................                        $    7,375,120        $    9,361,624
Total current liabilities.................                        $    2,384,517        $    3,761,986
Long term debt, net of current portion....                        $      395,325        $    1,650,202
Shareholders' equity......................                        $    4,595,278        $    3,885,899

--------------------
(1) As adjusted for the effects of the 1-for-8 reverse split on March 22, 1999.

         MARKET PRICE AND DIVIDEND INFORMATION

         COVENTRY

         On August 26, 1994 Coventry's common stock began trading on the OTC Bulletin Board under the symbol WFSC. Prior to such date, there had been no market for Coventry's common stock; thereafter, there has been limited trading. On April 4, 1997, simultaneous with the one for four stock split of Coventry's common stock, the common stock began trading under the symbol "WFSY." On November 12, 1997 Coventry's common stock began trading on the Nasdaq SmallCap Market under the symbol "COVN." On May 7, 1999 the common stock was delisted from the Nasdaq SmallCap Market and resumed trading on the OTC Bulletin Board. The following table sets forth the high and low bid prices of Coventry's common stock as reported on the OTC Bulletin Board for each quarter from June 30, 1996 through November 11, 1997 and from May 10, 1999 through July 29, 1999. The quotations provided from November 12, 1997 through May 7, 1999 are as reported on The Nasdaq SmallCap Market(TM),

All prices are adjusted to give effect to the 1-for-8 reverse stock split. The following quotations through November 11, 1997, are over-the-market quotations and, accordingly, reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                      High Bid       Low Bid
                                                    -----------     ----------
FISCAL 1998
July 1, 1997 through September 30, 1997                 38.80          36.32

October 1, 1997 through November 11, 1997               40.00          28.50

November 12, 1997 through December 31, 1997             59.46          32.00

January 1, 1998 through March 31, 1998                  44.50          26.50

April 1, 1998 through June 30, 1998                     52.50          20.00

FISCAL 1999
July 1, 1998 through September 30, 1998                 38.00           4.50

October 1,  1998 through December 31, 1998              10.00           3.00

January 1, 1999 through March 31, 1999                   7.00           2.00

April 1, 1999 through June 30, 1999                      5.375          3.125

FISCAL 2000
July 1, 1999 through August 4, 1999                     $3.8438        $3.75

     On August 4, 1999, the closing bid price for the common stock as reported on The OTC Bulletin Board was $3.75. As of February 28, 1999, the approximate number of record holders of Coventry's common stock was 181. We believe that there are in excess of 900 beneficial holders of Coventry's common stock.

Dividend Policy

         We have not paid any cash dividends on our common stock since our inception. We presently intend to retain future earnings, if any, to finance the expansion of our business and do not anticipate that any cash dividends will be paid in the foreseeable future. Future dividend policy will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors.

         The Series E Cumulative Non-Participating Preferred Stock was recently converted into common stock. The Series E Cumulative Non-Participating Preferred Stock paid annual dividends of $77,000.

         The Series F Cumulative Non-Participating Preferred Stock paid annual dividends of $55,000 prior to its retirement on May 31, 1998. No dividends were paid on the Series A and Series C Preferred Stock prior to their retirement in March 1999. See "Certain Relationships and Related Transactions".

                                  RISK FACTORS

         The exchange and ownership of our common stock following the transaction involve the following risks. You should carefully consider these risks together with all other information contained in this document in evaluating the proposed exchange and your investment in our common stock. Additional risks that we do not yet know of or that we currently think are immaterial may also impair our business operations. Our business, operating results or financial condition could be materially adversely affected by any of the following risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

         Coventry cautions readers that certain important factors may affect our actual results and could cause those results to differ significantly from any forward-looking statements made in this Document or otherwise made by or on our behalf. For this purpose, any statements contained in this Document that are not statements of historical fact should be considered to be forward-looking statements. Words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," or "continue" or the negatives of those words, or other comparable terminology, are intended to identify forward-looking statements. These statements appear in a number of places in this document and include statements as to our intent, belief or expectations. Factors that may affect our results include, but are not limited to, no history of profitable operations, the need for additional financing, reliance on management and competition. We are also subject to other risks detailed below or elsewhere in this document, or detailed from time to time in our filings with the SEC.

No History of Profitable Operations; We Received a Going Concern Opinion

         We have reported a net loss from continuing operations applicable to common stock of $2,196,410 for the nine months ended March 31, 1999 and $6,928,630 for the fiscal year ended June 30, 1998. The report on our financial statements for the year ended June 30, 1998 from our independent accountants includes an explanatory paragraph emphasizing that we might not be able to continue as a going concern if we do not improve our operating results and obtain additional financing. We expect to receive a going concern opinion for the year ended June 30, 1999. Our fire-sprinkler business has been unprofitable and we are in the process of liquidating this business. Further Lester Gann, the president of our IFR subsidiary, has informed us that since we were delisted from Nasdaq, he is considering exercising his right to exchange his Coventry common stock to reacquire this business. Our revenues have changed from quarter to quarter due to our acquisition program. We cannot be certain that we can sustain growth or that we will achieve sufficient revenues for profitability. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis in the future.

     PeopleFirst commenced operations in July 1999 and is not expect to be fully operational until August 1999 when it assumes a substantial number of employees. PeopleFirst has a limited operating history and there is no history upon which to evaluate its financial situation.

Additional Financing Is Required And We Might Not Be Able to Obtain These Funds

         We have experienced significant changes in our business over the last several years. We currently anticipate we will continue our current plan to grow both internally and through acquisitions through fiscal 2000 and beyond. We will require substantial capital in the future in order to continue this growth pattern. We have and will likely continue to seek equity or debt financing to fund operating losses, future expansion of Coventry's operations and additional acquisitions. Our ability to sustain our internal growth is limited by continued availability of additional working capital. We completed a private placement in March 1999 for $1,000,000 and hope to raise additional funds from the exercise of the outstanding warrants. $600,000 from the private placement was used to redeem some outstanding preferred stock and is not available to use in our business. We had working capital deficit of $62,356 at March 31, 1999, although much of our current assets consisted of accounts receivable that we subsequently sold in July 1999. We cannot assure you that funding will be available at terms acceptable or feasible to Coventry or our shareholders. If we cannot raise funds, then our continued growth would be restrained.

Our Stock Price is Extremely Volatile

         The trading price of our common stock has been, and in the future is expected to be, volatile and we expect to experience further market fluctuations as a result of a number of factors. These factors include, but are not limited to, current and anticipated results of operations as well as changes in our business, operations or financial results, the timing of sales of common stock by selling shareholders, prospects of general market and economic conditions and other factors.

Potential Adverse Effects Arising From The Change Of Control Of Coventry

         Existing Shareholders Will Lose Control. Following the completion of the transaction, Stephen Rosedale and his son Ronald Wilheim will together own 82.7% of our stock and our existing shareholders will own 17.3% of our stock. These people will have the right to elect all of our directors and to approve any transactions that would require a vote of all of our shareholders. Although these individuals have not agreed to vote together on matters submitted to a vote of our shareholders after the exchange, if they vote together, they could have the ability to control or substantially influence the outcome of most matters submitted to a vote of our shareholders, including the election of directors. In addition, five persons were elected to serve as our directors upon completion of the transaction. Of those five persons, only Messrs. Hausman, Weisz and Groner were previously directors of Coventry. The other two persons, Messrs. Rosedale and Wilheim, were nominees of PeopleFirst. Although there is no agreement among them, if Messrs. Rosedale, Wilheim and Groner were to act and vote together as members of our board of directors, they would have the ability to control most actions submitted to a vote of the board of directors. Our other shareholders thus may not have the ability to approve certain types of corporate actions.

         Most Of Our Directors And Executive Officers Have Limited Experience with the Employee Services Industry. Other than Ralph Fain, the president of PeopleFirst, none of our proposed directors and executive officers have any significant experience in the employee services industry. We cannot assure you that the proposed new directors and executive officers of our company will be successful in the employee services industry.

Risks Relating to the Employee Services Business

         PeopleFirst May Not Be Able To Pass Through Certain Costs

     Health insurance premiums, state unemployment taxes and workers' compensation rates are in part determined by PeopleFirst's claims experience and comprise a significant portion of the direct costs. PeopleFirst will employ risk management procedures in an attempt to control claims incidences. However, should we experience a large increase in claims activity, our unemployment taxes, health insurance premiums or workers' compensation insurance rates may increase. Our ability to incorporate increases into service fees to clients may be limited by contractual arrangements with clients and competitive factors. As a result, if we are unable to pass along increases, our financial condition and results of operations may be adversely affected.

         Most of The Agreements are Short Term and We Can Lose Clients

     The standard employee services agreement provides for an initial one-year term that can be renewed for additional periods. The agreement can be terminated without cause by the either party upon 30 days' prior written notice. We expect that there will be terminations and non-renewals from time to time and that we may not be able to replace all of these clients. Our financial performance could be damaged by a significant number of terminations or non-renewals.

         We Need to Maintain Adequate Reserves For Workers' Compensation and Healthcare Claims

     A significant part of our business will be maintaining a workers' compensation insurance plan covering worksite employees. As part of our standard services agreement, we will assume our clients' financial obligations to pay workers' compensation claims of worksite employees. We will need to estimate reserves to cover future claims.

     As part of our standard services agreement we also assume the financial obligation to provide health care coverage for worksite employees. While we have purchased certain insurance coverage to limit this exposure. We will maintain reserves for health care claims based on periodic reviews of open claims as well as past claims experience.

     We cannot predict with certainty the ultimate liability associated with claims, and past claims experience may not be indicative of future results. We will need to record additional charges if our actual losses are greater than our reserves.

         Risks Associated With Financial Position Of Clients

         In providing its services, we enter into a co-employment relationship with worksite employees and assume the obligations to pay the wages and related benefit costs and payroll taxes of these employees. Our standard services agreement will obligate the client to reimburse us for these payments. Our obligations include responsibility for payroll for worksite employees and payment of payroll withholding taxes, federal and state unemployment taxes. We assume these obligations as a principal, not merely as an agent of the client, and are therefore liable for these obligations even if the client defaults in paying us. Although we retain the right to terminate immediately the services agreement with the client, as well as our relationship with the worksite employees, due to nonpayment by the client, we remain liable to satisfy payroll obligations for services performed prior to a termination in the event of a client default. We are unable to guarantee clients would be financially able to satisfy their obligations.

Goodwill Resulting From Acquisitions May Adversely Affect Our Results

         Our goodwill related to acquired businesses at March 31, 1999 was approximately $2.3 million, which represents approximately 24% of our total assets of approximately $9.4 million and approximately 59% of total shareholders equity of approximately $3.9 million. The approximately $15 million of goodwill from this transaction will result in an annual amortization expense of approximately $750,000, based upon the amortization of goodwill related to this transaction, over a useful life of 20 years. Goodwill and related amortization may increase principally as a result of future healthcare acquisitions, and the amortization of goodwill and other intangible assets could adversely affect our financial condition and results of operations. We have considered various factors, including projected future cash flows, in determining the purchase prices of our acquired businesses, and we do not believe that any material portion of the goodwill related to any of these acquisitions will dissipate over a period shorter than 20 years. However, our earnings in future years could be significantly adversely affected if management later determines either that the remaining balance of goodwill is impaired or that a shorter amortization period is applicable.

We May Have Difficulty in Managing Growth

         Since inception we have experienced rapid growth and change due to a series of acquisitions and divestitures, which has placed a significant strain on our working capital, personnel and other resources. There can be no assurance that we will be able to successfully implement our business strategy, that operations will generate sufficient cash flow, or that adequate financing will be available on acceptable terms to fund continuing growth, or that management will successfully manage continued growth. The failure to manage growth effectively may have a material adverse effect on our business, financial condition and results of operations.

Competition in All of Our Businesses is Intense

         Competition in all our business is intense. Competitors include both large and small national and local companies, many of which have longer operating histories, and greater financial, marketing, manufacturing and other resources than Coventry. We expect we will be subject to competition from numerous other entities if our operations continue to grow and the products in which we market continue to expand. We cannot guarantee that any of our divisions will ever obtain, or if obtained, sustain a competitive advantage.

We Depend on Key Personnel

         We are materially dependent upon Robert Hausman, our President. Mr. Hausman is a party to a three-year management agreement expiring in July 2000. Ralph Fain, who is president of PeopleFirst, is important to PeopleFirst's operations. We would be adversely affected by the loss of the services of Messrs. Hausman or Fain.

We Do Not Anticipate Paying Dividends

         We have never paid any cash dividends on our common stock and we do not anticipate paying cash dividends on our common stock in the foreseeable future. The future payment of dividends is directly dependent upon our future earnings, capital requirements, financial requirements and other factors to be determined by our Board of Directors. For the foreseeable future, it is anticipated that earnings, if any, which may be generated from our operations will be used to finance the growth of Coventry, and that cash dividends will not be paid to common shareholders. See "Dividend Policy."

Shares of Our Common Stock That May Be Sold In The Future

         Of the 1,149,751 shares of Coventry's common stock currently issued and outstanding, 477,323 shares are "restricted securities" as that term is defined under the Securities Act and may only be sold pursuant to an effective registration statement under the Securities Act or in compliance with Rule 144 under the Securities Act or other exemption from registration. Rule 144 provides that a person holding restricted securities for a period of one year may sell such securities during any three-month period, subject to certain exceptions, in limited amounts. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitations by a person who is not an affiliate of Coventry and who has held the shares for a two year holding period. Future sales of shares of common stock by existing shareholders under Rule 144 could materially adversely affect the market price of our common stock. We cannot predict the effect, if any, that market sales of common stock or the availability of such shares for future sale will have on the market price of the common stock prevailing from time to time.

Use of Preferred Stock to Resist Takeovers

         Our Articles of Incorporation will authorize 5,000,000 shares of preferred stock, none of which will be issued and outstanding. As provided in our Articles of Incorporation, preferred stock may be issued by our Board of Directors from time to time without any action of the shareholders. The Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or the right of the holders of our common stock. The preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control. Although we have no present intention to issue any additional shares of preferred stock, there can be no assurance that we will not do so in the future.

Shareholders May be Diluted Upon Exercise of Outstanding Warrants

         The warrants are likely to be exercised only when the market price of the common stock is above the exercise price and a holder is able to sell the shares in the open market. At that time, our shareholders may be diluted by the exercise of the warrants. The warrants could also hurt our ability to raise additional equity in the future because of the potential dilutive effect.

Our Common Stock Is Traded on the OTC Bulletin Board

Our common stock is currently traded on the OTC Bulletin Board and are not listed for trading on the Nasdaq system. An issuer must meet certain quantitative criteria relating to its total assets, its capital and the trading prices of its securities to be included on the Nasdaq system. In addition, the Nasdaq staff may consider other factors, such as the issuer's management and the circumstances surrounding the issuer's operations, when determining whether to approve an issuer's application for inclusion in the Nasdaq system. Our common stock was delisted from the Nasdaq Stock Market in May 1999. We intend to reapply when we again meet the listing criteria. We cannot guarantee you that we will ever by listed again. As a result, you may find it more difficult to dispose of, or to obtain adequate quotations as to, the prices of the Units, Common Stock and Warrants.

SEC "Penny Stock" Regulations

         SEC regulations require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Regulations promulgated by the Securities and Exchange Commission generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. We meet at least one of the exceptions. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

           In addition, if the common stock is not quoted on Nasdaq, or if we do not meet the other exceptions to the penny stock regulations cited above, trading in the common stock would be covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934 for non-Nasdaq and non-national securities exchange listed securities. Under such rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make an annual written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are also exempt from this rule if the market price is at least $5.00 per share.

         If the common stock becomes subject to the regulations applicable to penny stocks, the market liquidity for the common stock could be adversely affected. In such event, the regulations on penny stocks could limit the ability of broker-dealers to sell the common stock and thus the ability of purchasers of the common stock to sell their securities in the secondary market.

RECORD DATE

     Our board of directors has fixed the close of business on July 30, 1999 as the record date for determining holders of our common stock entitled to notice of this information statement.

COVENTRY VOTING AGREEMENT

     All of our directors, executive officers and significant shareholders, who own approximately 52.8% of the outstanding shares of our common stock, have entered into a voting agreement and have agreed to vote their shares in favor of each of the proposals described in this document.

                      STOCK ISSUANCE AND CHANGE OF CONTROL

GENERAL

     We propose to issue 5,000,000 shares of our common stock to PeopleFirst shareholders in the exchange. As a result of the stock issuance, PeopleFirst members together will own approximately 82.7% of the total shares of our common stock outstanding after the exchange.

BACKGROUND OF THE TRANSACTION

         From time to time, our management has reviewed prospects for improving shareholder liquidity and enhancing our long-term growth potential. In November 1997 our common stock was initially listed on the Nasdaq SmallCap Market. Prior to that time, we had completed a series of acquisitions in line with our philosophy and continued to pursue other related potential acquisitions in our efforts to grow the business. Unfortunately, some of these prior transactions were not successful and we divested of certain of these businesses during the fourth quarter of fiscal year 1998 in order to refocus our strategy on making acquisitions that would strengthen our core businesses and add to shareholder value.

     In June 1998, Coventry became aware of certain attractive healthcare related employee leasing and distribution businesses that were available and commenced preliminary negotiations to acquire these two businesses with Stephen Rosedale and Ronald Wilheim, who were the principal owners. Over the course of the summer, both Coventry and the PeopleFirst members conducted due diligence on the other parties and in September 1998 commenced negotiations on an agreement. In September 1998, our board of directors approved the transactions. On September 29, 1998, Coventry, BSD Healthcare Industries, Inc., PeopleFirst and Stephen Rosedale and Ronald Wilheim as the PeopleFirst members and shareholders of BSD entered into the exchange agreement. The agreement provides that Coventry would acquire 80.1% of BSD for 19.9% of Coventry's outstanding common stock and all of the interests of PeopleFirst in exchange for Coventry common stock that when aggregated with the shares issued to the BSD shareholders, will equal 80.1% of Coventry's outstanding shares on the closing date. In December 1998 Coventry completed the acquisition of BSD Healthcare, a respiratory therapy service and equipment company in exchange for 118,250 shares. In July 1999, we sold Respiratory Care Services Inc. and RCS Subaccute Inc., subsidiaries of BSD Healthcare, business back to the sellers for 75,000 shares of our common stock due to changes in this business as a result of changes in reimbursement rates and our intention to focus our efforts on the PeopleFirst business.

OUR REASONS FOR THE TRANSACTION; RECOMMENDATIONS OF OUR BOARD OF DIRECTORS

     At meetings in September and December, 1998 and July 1999, our board of directors unanimously approved the terms of the exchange agreement and the related transactions. The board believes that the terms of the exchange are fair to, and in the best interests of, our shareholders and unanimously recommends that you vote in favor of the issuance of our common stock to PeopleFirst shareholders in connection with the exchange and the associated change in control.

     In the course of evaluating potential transactions, our management sought businesses which it believed were undervalued and had the ability to grow rapidly through acquisitions. Due to changes in the healthcare environment, this industry has seen some consolidation and pressure on pricing. These developments have led some companies to leave the business and others to restructure operations. We believe that the employee services business meets these criteria and that the professional employee organization is a good vehicle to enter this market. Coventry believes that the management of PeopleFirst will be able to operate in the current environment and will be able to rapidly grow the business through both acquisitions and internal growth. The other alternatives analyzed by our board of directors did not offer the same growth opportunities as the proposed combination with PeopleFirst.

     Our management believes that the exchange with PeopleFirst will reduce risks associated with existing operations, including the:

     o limited ability to access capital due to our smaller capital base and operational resources;

     o increasing challenge in meeting growth expectations of our shareholders, and

     o   Entry into businesses with the potential for significant growth.

     Management believes that our shareholders will benefit from the transaction and resulting investment in a combined Coventry/PeopleFirst entity because the transaction provides:

     o   the potential for significantly increasing revenues and profits;

     o the opportunity to develop a significant national presence in the professional employee leasing business starting with a substantial employee base of over 6,000 employees;

     o   an experienced, growth oriented management team;

     o   lowering our financing costs,

     o   lowering our insurance and related costs;

     o   integrating administrative operations;

     o improved market liquidity and a greater ability to attract market makers, stock market analysts and institutional investors;

     o our shareholders with ownership in a larger entity with significant growth opportunities;

     o the opportunity to diversify our operations into ancillary service sectors and, as a result, cross market these services to our existing client base, and

     o the opportunity to expand our client base in the PEO and in the ancillary service sectors through the acquisition of new contracts.

     Management also believes that there are some detriments and uncertainties to the transaction with PeopleFirst, including:

     o difficulties in quantifying and ensuring the creation of potential operational efficiencies and cost savings in the combined entity;

     o   PeopleFirst's limited operating history;

     o   low margins in the professional employee organization business;

     o   difficulties in implementing the growth strategy; and

     o excessive demands on our resources resulting from implementing our growth strategy.

     We discuss these detriments and uncertainties in the Risk Factors section of this document.

     Our board of directors determined that it was in the best interests of our shareholders to pursue the transaction. In making this determination, the board considered the positive and negative factors set forth above. In addition, the board considered the absence of an opportunity for a strategic alliance with other industry participants either on comparable economic terms or with a comparable probability of a successful combination. The board took these matters into account in approving the terms of the transaction. Our legal counsel advised the board about its fiduciary duties in the evaluation of the proposed transaction. Our board of directors believes, in light of the decrease in the market price of our common stock since the announcement of the transaction and the corresponding decrease in the value of the shares to be issued to PeopleFirst shareholders, that the terms of the transaction with PeopleFirst remain fair and in the best interests of our shareholders as of the date of this document.

     The preceding discussion sets forth the material information and factors considered by our board of directors in determining the fairness to our shareholders of the stock issuance in connection with the exchange and the associated change of control. In view of the variety of factors considered in connection with its evaluation of the exchange, the board did not find it practicable or necessary to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. Individual members of the board may have given different weights to different factors.

Opinion of Financial Advisor

Coventry did not seek or receive an opinion from a financial advisor.

PEOPLEFIRST'S REASONS FOR THE TRANSACTION

         The PeopleFirst members determined that the transaction was fair to them from a financial point of view and approved the exchange agreement. PeopleFirst did not obtain a fairness opinion because the members believed that they had substantial experience, sophistication and knowledge in these types of transactions. In reaching its conclusions to pursue the exchange, the members considered the following factors:

- The historical, current and projected financial condition and results of operations of PeopleFirst and our company before and after giving effect to the transaction. In this regard, PeopleFirst reviewed our Annual Reports on Form 10-KSB, its own financial reports and the pro forma financial information of the combined entity. There are no historical or pro forma financial statements for PeopleFirst due to the current status of its business.

     - The Coventry/PeopleFirst combination accomplishes several of PeopleFirst's strategic goals to enhance member value:

        -- The exchange values PeopleFirst at an attractive value.

        -- The exchange provides a publicly traded currency for future acquisition transactions, which the member anticipates will create additional value.

        -- The exchange creates liquidity for PeopleFirst members resulting from exchanging their PeopleFirst interests, which are illiquid and for which no public market exists, for shares of common stock which are trading on the OTC Bulletin Board, even though the shares are not being registered.

        The PeopleFirst members considered that they could realize these strategic goals with an initial public offering. However, the members believed that the exchange could be completed faster, less expensively, less disruptively to management, and without regard to current market conditions for initial public offerings, and therefore provided a better alternative.

     - The likelihood that the transaction will afford PeopleFirst members the opportunity to receive our common stock in a non-taxable transaction for federal income tax purposes.

     In view of the wide variety of factors considered, the PeopleFirst members did not find it practicable to, and did not quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its conclusions.

CHANGE OF CONTROL

     The following is a description of some of the changes that will occur upon completion of the transaction and related change of control:

Change In Our Ownership Following The Transaction.

     Following the exchange, the PeopleFirst members will own approximately 82.7% of our approximately 6.1 million shares of common stock issued and outstanding.

Change In The Composition Of Our Board Of Directors.

     In connection with the transaction, we have elected five directors to serve on our board of directors. Three of the directors, Stephen Rosedale, Ronald Wilheim, Steve Wilder and Simon Groner, were nominated by PeopleFirst. Two directors, Robert Hausman and Simon Groner, previously served on our board of directors. As a result of their beneficially owning PeopleFirst common stock, following the transaction, these directors will own approximately 85.3% of our total issued and outstanding common stock.

Change In The Composition Of Our Management Team.

     Upon completion of the transaction, Mr. Rosedale will become our Chairman of the Board of Directors. Upon completing the exchange, our new board of directors will appoint Mr. Wilheim as our Chief Executive Officer and Vice Chairman and Mr. Hausman as our President. Ralph Fain will serve as the president of PeopleFirst. This management team will manage our combined operations following the exchange.

Changes In Business Strategy.

     Upon completion of the transaction, we will seek additional employee services businesses to acquire as well as ancillary businesses, such as insurance companies and agencies, for which we can provide services to our clients. We are considering selling or spinning off our manufacturing business as a separate company.

Accounting Treatment

     We intend to account for the exchange as a purchase.

ABSENCE OF APPRAISAL RIGHTS FOR COVENTRY SHAREHOLDERS

     Florida law does not provide our shareholders with appraisal rights with respect to the issuance of our common stock to PeopleFirst shareholders in connection with the exchange or with respect to any other proposal to be acted upon at the annual meeting.

STOCK MARKET LISTING

     It is a condition to the exchange that the shares of our common stock issued to PeopleFirst shareholders in the exchange will be authorized for quotation on the Nasdaq SmallCap Market, subject only to official notice of issuance.
This condition has been waived.

THE EXCHANGE AGREEMENT

General

     The exchange agreement contemplates the exchange of our outstanding shares for the interests of PeopleFirst, with PeopleFirst continuing as our wholly-owned subsidiary. This section of the document describes material provisions of the exchange agreement. Because the description of the exchange agreement contained in this document is a summary, it does not contain all the information that may be important to you. Before you decide how to vote, you should carefully read the entire copy of the exchange agreement and the amendment thereto, which has been previously filed with the SEC and is available on the SEC's website at www.sec.gov.

Share Issuance

     In the exchange, we will issue a number of shares so that the PeopleFirst members will own an aggregate of 82.7% of our outstanding shares, including the 43,750 shares that they currently own.

Closing

     The closing of the transaction will take place as promptly as practicable after the date on which all closing conditions have been satisfied or waived. The parties have agreed that all of the following conditions have been waived or satisfied. The parties expect the closing of the transaction to take place on August __, 1999.

Conditions To The Transaction

     PeopleFirst need not complete the exchange unless it is satisfied that we have met the following principal conditions:

     - we have performed the agreements we are required to perform;

     - our representations and warranties are true and correct as of and since the date of the exchange agreement;

     - no material changes in our business have taken place; and

     - approval by our shareholders of the stock issuance pursuant to the exchange and the related change of control, the Certificate of Amendment and the election of directors;

     - the conversion or retirement of all outstanding preferred stock.

     - our common stock is traded on the Nasdaq SmallCap Market.

     We need not complete the exchange unless we are satisfied that PeopleFirst has met the following principal conditions:

     - PeopleFirst has performed the agreements it is required to perform;

     - the representations and warranties of PeopleFirst are true and correct as of and since the date of the exchange agreement; and

     - no material changes in the business of PeopleFirst have taken place.


Representations And Warranties

     The exchange agreement contains representations and warranties made by us and PeopleFirst to each other relating to, among other things:

     - organization and similar corporate matters

     - capitalization

     - authorization, execution, delivery, performance and enforceability of the exchange agreement and the absence of conflicts with their charter and bylaws as well as other documents

     - accuracy of financial statements as well as the accuracy of information supplied for use in this document

     - required board and shareholder approvals

     - the absence of material litigation

     - compliance with laws

     - absence of material changes or events

     - environmental matters

     - intellectual property

     - real estate

     - insurance

     - related party transactions

     - broker and accounting matters

     - taxes

     - contracts

     - employee benefit plans and labor and employment matters

     - ownership of assets

     - corporate structure

     - outstanding securities

     - Year 2000 compliance

     In addition, we have made representations and warranties relating to the accuracy of our filings with the Securities and Exchange Commission.

Covenants And Conduct Of Business Prior To The Transaction

     Both parties have agreed that, prior to the effective time of the transaction, they will each conduct their operations in the ordinary course of business and in keeping with past practice. Both parties have also agreed not to take any action that could be expected to prevent the conditions to the transaction from being satisfied or would change the nature of their business or organization.

     Both parties have agreed to provide each other reasonable access to their books and records, financial data, operating data and other similar information which is reasonably requested. The parties have also agreed to furnish each other information concerning their business, properties, and personnel. We have agreed to hold in confidence all documents and information concerning PeopleFirst furnished in connection with the exchange agreement.

No Solicitations Of A Competing Transaction

     Both parties have agreed not to take any action to facilitate a proposal that is or may lead to a acquisition , transaction or similar transaction with another party. The parties have agreed to terminate all existing discussions and negotiations with other persons regarding any significant transaction.

     We may participate in discussions or negotiations in connection with an unsolicited transaction. Before we may respond to an unsolicited transaction, our board of directors must determine in good faith that a response is likely to lead to a proposal that would be financially more favorable than the currently contemplated exchange to our shareholders.

Termination

     The parties may terminate the exchange agreement at any time prior to the effective time of the exchange in the following circumstances:

     - Either party may terminate the exchange agreement prior to the effective time:

        (a) by mutual written consent;

        (b) if any governmental authority takes any action permanently prohibiting the exchange, and that action becomes final and cannot be appealed; or

        (c) if the exchange has not been completed by June 1, 1999, other than due to a delay or default on the part of the party seeking to terminate the exchange agreement.

If the delay described in (c) results from the absence of the required shareholder approvals, lack of the necessary approvals from governmental authorities or other persons, ineffective status of this information statement or the imposition of a court order or injunction, then the date of termination of the exchange agreement can be extended to September 1, 1999. The parties have agreed not to invoke this deadline.

     Either party may terminate the exchange agreement prior to the closing if any of the representations and warranties of the other party fails to be true or if the other party materially breaches any covenant contained in the exchange agreement.

Indemnification

     The parties have agreed to indemnify each other for a period of two years after the closing date. If Coventry is required to indemnify the members, we will issue them additional shares of common stock based on the market price at the time and the size of the claim.

Fees And Expenses

     Each party will pay all fees and expenses it incurs in connection with the exchange and the related transactions. If one party terminates the exchange agreement because of the other party's breach of a material representation, warranty or covenant, the terminating party may to recover its reasonable attorney's fees and costs incurred in any action brought to recover its damages caused by the breach.

Material Federal Income Tax Consequences Of The Transaction

     THE DISCUSSION BELOW ADDRESSES THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICATION THAT WE EXPECT TO RESULT FROM THE EXCHANGE. THEREFORE THE FOLLOWING DISCUSSION IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED ON THE INDIVIDUAL CIRCUMSTANCES OF EACH PEOPLEFIRST MEMBER. WE URGE PEOPLEFIRST MEMBERS TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES OF THE EXCHANGE, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

There will not be any federal income tax consequences from the transaction to our pre-exchange shareholders because they are not exchanging any of their shares as a result of the transaction. Unless noted otherwise, the discussion below is based on our belief that for federal income tax purposes the exchange will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. We have not sought, nor will we seek, a ruling from the Internal Revenue Service concerning the federal income tax consequences of the exchange.

     We base the following discussion on the provisions of the Internal Revenue Code, the Treasury Regulations thereunder, administrative rulings and judicial decisions in effect as of the date of this document, all of which are subject to change that could apply retroactively. We cannot provide assurance that the statements we make in this section will not be challenged by the Internal Revenue Service or will be sustained by a court if challenged. Furthermore, the statements we make in this section do not bind the Internal Revenue Service or the courts.

     We assume that PeopleFirst members will hold their stock as a capital asset. The discussion does not address all of the tax consequences that may be relevant to particular PeopleFirst members in light of their personal circumstances or to taxpayers subject to annual treatment under the federal income tax laws. The discussion does not address any aspect of state, local or foreign tax law.

     The transaction is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code. If the exchange qualifies as a reorganization, we, along with PeopleFirst, will be "a party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code and for federal income tax purposes, no gain or loss will be recognized by us or PeopleFirst with respect to the exchange of our common stock for PeopleFirst interests in the exchange. Should the exchange not qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, PeopleFirst shareholders could incur a significant income tax liability but we should not incur an income tax liability.

                                    COVENTRY

         General

         Coventry Industries Corp., formerly known as Workforce Systems Corp., is a Florida corporation formed on August 17, 1992 to seek acquisition possibilities throughout the United States and to make acquisitions or enter into other business endeavors to the extent its limited assets would allow. Pursuant to this strategy, Coventry has bought and sold several businesses over the last few years. At this time, our current business is Industrial Fabrication & Repair, Inc. ("IFR"), which provides machining, welding, specialty design and fabrication for custom applications to clientele from various industries including paper, steel mills, rock quarry operations, coal mining applications and bottling facilities. IFR is also an authorized factory distributor for many of the components used in its business. Lester Gann, the president of IFR has recently informed us that he is considering exercising his contractual rights to reacquire IFR in exchange for his Coventry common stock.

         We are in the process of liquidating our Federal Supply, Inc. and Federal Fabrication, Inc. subsidiaries (collectively, "Federal"), which has been losing money in recent periods. We expect to realize our basis from this event.

     As discussed above, on September 30, 1998, the Company entered into the exchange agreement with BSD Healthcare Industries, Inc. ("BSD"), PeopleFirst and PeopleFirst's members. BSD operated a respiratory therapy and respiratory therapy management business. Effective July 1, 1999 we sold BSD's business back to Messrs. Rosedale and Wilheim in exchange for 75,000 shares of our common stock.

Manufacturing Division

         The Manufacturing Division of the Company currently comprises all of the Company's operations which consist of IFR. For the fiscal year ended June 30, 1998, the Manufacturing Division accounted for approximately 94% of the Company's revenues on a consolidated basis.

         As a result of a combination of broad industry experience, top quality component products, specialized design and custom fabrication capabilities, the Manufacturing Division is able to market its products and services to a wide range of industries.

         Moreover, while the breadth of its product offering covers a wide range of specific applications, individual products are often utilized separately or jointly by customers within a single industrial plant. As the Manufacturing Division continues to expand the scope of its operations, through both internal means and by acquisition, the Company believes that it enhances its position as a one-stop source for a variety of its customer's needs.

         IFR provides machining, welding, specialty design and fabrication for custom applications to clientele from various industries including wood, lumber and paper, steel mills, stone and asphalt companies, utilities, excavation contractors, reclamation operations, electronic and automobile manufacturers, coal mining applications and bottling facilities.

         IFR is also an authorized distributor for a variety of component products, including engineering and roller chain, conveyor pulleys and idlers, gear and motor drives, bearings and industrial v-belts from manufacturers such as Webster Chain, Allied-Locke-Moline, Precision Inc., Superior Idlers, Eurodrvie and Dunlop. IFR's business and services are marketed through its five sales representatives. IFR's primary distribution methods include common carrier, company owned vehicles and recognized package services such as UPS and Federal Express. A significant portion of IFR's business is generated from its long standing relationships with clients within the 150 mile radius of Knoxville, Tennessee including Coca-Cola Co., Pepsico, Kimberly-Clark Corp., American Limestone, Florida Steel Corp., Vulcan Materials

Co., Dixie Cement, Blue Diamond Coal, TRW-Koyo and Westinghouse. While IFR maintains standard distribution agreements with its suppliers, the terms of which are customary to its industry, IFR has no long term agreements with any supplier. While there can be no assurances, in the event IFR should be unable to obtain component products from one or more existing supplier, management of the Company does not foresee any difficulty in locating one or more alternative suppliers at competitive prices for the component products used by IFR. No single client accounted for more than 5% of IFR's annual revenues for the fiscal year ended June 30, 1998. Although IFR does not maintain long term contracts with its customers, and while there can be no assurances, management of the Company does not anticipate the loss of any one customer would have a material adverse effect on the business and operations of the IFR.

         Federal was a fabricator and distributor of custom-designed fire sprinkler systems and components for use in both commercial and residential application. Its present customer base was located in South Florida. Federal's principal products included pipe, valves, screwed and grooved fittings, sprinkler head and hanger materials.

Proposed Insurance Business

         Coventry is seeking to acquire one or more entities to both underwrite and sell life and health insurance to individuals and companies. Coventry will offer various insurance products to the employees through voluntary benefit or payroll deduction programs. We hope to develop a network of company-owned agencies and independent agents.

         Strategy

         Our business strategy is to seek growth of our business by

o selectively expanding our product by offering programs such as life and health insurance and marketing these products and programs through our distribution network;

o acquiring additional insurance agencies and establishing relationships with additional independent agents in order to expand our distribution network to, and market its products and services;

o expanding marketing of insurance products to customers through direct mail, media advertising and the Internet;

o maintaining a commitment to provide quality service to our insureds and agents by emphasizing customer service;

o encouraging agents to place a high volume of quality business with us by providing them with attractive commission structures tied to premium levels and loss ratios; and

o    identifying and reviewing opportunities to acquire insurers.

We are currently exploring various acquisition opportunities, but do not currently have any understandings, commitments, arrangements or agreements with respect to any acquisitions.

Competition

         While IFR competes with numerous fabricators in the East Tennessee area, management of IFR believes it has limited direct competition as a result of the comprehensive nature of its services. Within the 150 mile radius of its client base, IFR is one of a select few fabricators which offers a full bevy of services from concept and design to engineering and prototype to custom systems. There can be no assurances, however, that IFR in fact will maintain a competitive advantage or that if such competitive advantage exists, IFR will be able to retain this advantage in the future. There are no assurances that the employee services or insurance businesses will be able to effectively compete in their markets.

Government Regulation and Environmental Compliance

         Manufacturing

         The operations of the Manufacturing Division are not subject to any state or government regulations at the present time, other than normal and customary rules and regulations, including environmental regulations, to which most companies are subject. There can be no assurances, however, that future regulations at the state or federal level, if adopted, will not have a material adverse effect on the operations of the Manufacturing Division.

         Insurance

         Our insurance subsidiary or its designated employees must be licensed to act as agents by state regulatory authorities in the states in which it conducts business. Regulations and licensing laws vary in individual states and are often complex.

         The applicable licensing laws and regulations in all states are subject to amendment or reinterpretation by state regulatory authorities, and such authorities are vested in most cases with relatively broad discretion as to the granting, revocation, suspension and renewal of licenses. The possibility exists that the Company could be excluded or temporarily suspended from carrying on some or all of its activities in, or otherwise subjected to penalties by, a particular state.

Employees

         As of July 15, 1999, Coventry had approximately 50 employees, all of whom were full time.

Properties

         Coventry maintains its principal executive offices in Boca Raton, Florida of approximately 125 square feet of commercial office space on a one-year lease expiring December 31, 1999 for monthly rent of approximately $650.

Legal Proceedings

         Coventry is not a party to any material legal proceedings.

                                   PEOPLEFIRST

         Coventry is acquiring PeopleFirst to function as an administrative services organization to provide small-to medium-sized businesses with comprehensive, fully integrated outsourcing solutions to human resource needs, including payroll management, workers' compensation risk management, benefits administration, unemployment services and human resource consulting services. Our services are designed to enable small and medium-sized businesses to cost-effectively manage and enhance the employment relationship by: (i) controlling the risks and costs associated with workers' compensation, workplace safety and employee-related litigation; (ii) providing employees with high quality health care coverage and related benefits; (iii) managing the increasingly complex legal and regulatory environment affecting employment; (iv) providing payroll and human resource administrative services that are reliable, accurate and delivered in a friendly and caring way; (v) outsourcing administrative noncore competency responsibilities and (vi) achieving scale advantages typically available to larger organizations. As of August 1, 1999, we will serve over 6,000 employees at more than 80 worksites in 22 states, primarily in the healthcare industry. These employees work for several clients engaged in various aspects of the health care industry ranging from nursing homes to home health care operations.

     PeopleFirst was established by Messrs. Rosedale and Wilheim in 1998 and began operations in July 1999. In August 1999, PeopleFirst signed a letter of intent with CHS Homecare Services, Ltd. ("CHS") an entity owned by Messrs. Rosdale and Wilheim to provide services to approximately 6,300 employees of CHS. A master agreement is being negotiated. The letter of intent is attached as Annex A to this document. CHS owns Healthforce, which has been in home health care and staffing business for over 10 years. In order to enable PeopleFirst to deliver a more comprehensive level of services, the majority of our clients, including CHS, will convert to a more traditional PEO contract effective January 1, 2000.

     A PEO contractually assumes certain administrative, regulatory and financial employer responsibilities for the worksite employees in a "co-employment" relationship. PeopleFirst believes its clients benefit from the PEO's services by:

o improving profitability through lowering or controlling costs associated with workers' compensation, health insurance, other benefit coverage and regulatory compliance;

o improving productivity through reducing the time and effort expended by business owners and executives to deal with the complexities of employment management, enabling them to focus on their business core competencies and growth; and

o    improving employee satisfaction and performance.

We help our worksite employers improve job satisfaction and performance of worksite employees by providing improved health care and related benefits, delivering training programs and delivering dependable payroll and benefits administration.

         As co-employer of worksite employees, the PEO assumes responsibility for and manages the risks associated with:

o    worksite employee payroll;

o employee-related benefits, such as workers' compensation and health care insurance coverage; and

o compliance with certain employment-related governmental regulations that can be effectively managed offsite from the client's business.

The client retains responsibility for supervision and direction of the worksite employees' services in its business and generally remains responsible for compliance with other employment-related governmental regulations that are more closely related to worksite employee supervision. Our service fee to our clients includes the cost of certain employment-related taxes, workers' compensation insurance coverage and risk management services, administrative and field services, wages of worksite employees and the client's portion of health and retirement benefit plan costs. We also will provide other value-added services such as temporary staffing, recruiting, training and human resource consulting.

Professional Employer Organization Industry

     According to industry analysts, the PEO industry has approximately $22 billion in annual revenues with an historical growth rate over the last five years of approximately 30% per year. According to the U. S. Small Business Administration, there are nearly six million businesses in the United States with fewer than 500 employees, employing over 52 million persons and with $1.2 trillion in aggregate annual payroll. The National Association of Professional Employer Organizations ("NAPEO") estimates that the PEO industry co-employs fewer than three million worksite employees, leaving approximately 49 million employees currently not served by the PEO industry.

     The PEO industry is highly fragmented. NAPEO data suggest that there are at least 2,200 PEOs currently in operation. According to industry analysts, the ten largest PEOs account for approximately 35% of existing revenues in the industry. We believe that significant consolidation opportunities exist within the PEO industry due to increasing industry regulatory complexity and capital requirements associated with developing larger service delivery infrastructures, more diversified services and more sophisticated management information systems.

     Demand for Services. The PEO industry evolved in the early 1980s in response to increasing employment and benefit costs, and the complexities of the legal and regulatory environment for the rapidly expanding small-to medium-sized business sector. We believe demand for PEO services will continue to increase as:

o    employment-related governmental regulation grows more complex;

o    growth continues within the small-to medium-sized business community;

o the need to provide health and retirement benefits in a cost-effective convenient manner increases; and

o the business and regulatory communities accept and recognize the PEO industry.

While various service providers, such as payroll processing firms, benefits and safety consultants and temporary services firms, are available to assist these businesses with specific tasks, these organizations do not typically provide the more comprehensive range of services generally offered by PEOs. PEOs enter into agreements with numerous small-to medium-sized employers, and can therefore, achieve economies of scale as professional employers and offer benefits packages and human resource services at a level typically available only to larger companies which have greater resources to devote to human resources management.

     Effectiveness of Services. According to estimates by the U.S. Small Business Administration, the management of an average small-to medium-sized business devotes from 7% to 25% of its time to employee-related matters, leaving management with less time to focus on core competencies. A National Federation of Independent Business survey of small businesses in 1996 showed that six of the top 13 major problem areas for small business are issues that can be addressed by PEOs. These include (with their rank in importance according to the survey) cost of health insurance (1), workers' compensation costs (3), Federal paperwork (7), frequent changes in Federal tax laws (9), finding qualified employees (11) and state/local paperwork (13). Work-related injuries cost employers over $53 billion in medical expenses and lost employee productivity each year, according to industry estimates. A PEO can manage these costs through effective workers' compensation injury prevention, medical management, rehabilitation and return to work programs. Employees are typically attracted to small and medium-sized businesses that provide employees with human resource benefits and services more characteristic of large employers. An industry analyst's study indicated that 40% of the companies that outsourced services to a PEO upgraded their employee benefits offerings and one-fourth of those clients offered health care and other benefits for the first time.

PeopleFirst believes that the market for its clients will primarily consist of worksites with 10 to 100 employees, because at these levels it generally is not economical for companies to have in-house human resource capabilities. PeopleFirst believes that its success will depend on its ability to demonstrate to potential clients that it offers cost-effective products and the ability to eliminate unproductive administrative functions.

Strategy

     Our strategy is to be a preferred human resources partner in the healthcare and other areas by leveraging operational excellence, technology and strategic alliances to achieve market leadership. This strategy is based on our belief that:

     - PEO services will continue to experience growing demand because of the trend among small-to medium-sized employers to: (i) outsource non-core competencies; (ii) reduce employee benefit costs; (iii) avoid employee-related risks and regulatory complexities; and (iv) attract better employees through improved benefit plans.

     - The market for PEO services, based on analyst reports, is more than 95% unserved and is expected to grow at the rate of 30% per year for the next five years.

     - The PEO industry is highly fragmented with significant consolidation opportunities for companies with access to capital, larger service delivery infrastructures, and sophisticated management information systems.

     - PEOs typically take a transaction processing approach to their services and do not emphasize the improved workforce performance characteristics of satisfied employees.

     - In selecting PEO providers, small-to medium-sized businesses will increase their emphasis on cost-effectiveness, service excellence and breadth of services provided.

     - Employees are attracted to small and medium-sized businesses that provide employees with human resources services more characteristic of large employers.

     - Strategic alliances will enable PEOs to enhance endorsement opportunities, expand the distribution channel and broaden the service/product offering.

PeopleFirst intends to actively seek additional acquisitions in order to achieve economies of scale.

Services Provided by the PEO

         The following is a summary of the services traditionally provided by a
PEO:

Workers Compensation and Risk Management
----------------------------------------

-  Provision of coverage                        -  Negotiation of rates
-  Issuing workers compensation certificates    -  Administration of claims


-  Maintenance of OSHA logs                          -  Return to work/light duty programs
-  Safety audits/inspections                         -  Maintain claims files
-  Safety training                                   -  Develop/implement safety incentive programs
-  Development of client manuals

Health/Benefits
---------------

-  Provision of coverage (medical, dental, vision, etc.)      -  Negotiation of rates
-  COBRA Administration                                       -  Provision/administration of Sec 125 program
-  Enrollment/explanation of benefits                         -  Provision/administration of 401k program
-  Other benefits (prepaid legal, credit union, etc)

Human Resources
---------------

- Maintenance of personnel files - I-9 maintenance/compliance - Development of client specific policies/procedures - Training - Development of employee handbooks - ADA, FMLA, EEOC, ADEA, etc. compliance - Development of On Site
Supervisor manuals - Unemployment claims administration - Requisite on-site postings (min. wage, etc.)

Payroll/Tax Compliance
----------------------

-  Payroll processing                                         -  Quarterly filings
-  Delivery of checks/direct deposit                          -  Annual filings
-  Tax deposits                                               -  W-2s, W-4s
-  Certified payrolls                                         -  Payroll/labor reporting
-  Garnishments                                               -  Child support payments

PEOs have recently started offering additional products and services:

Products
--------

- General liability insurance                                 - Commercial auto insurance
- Employment Practices liability insurance                    - Various health/life/disability "add-ons
- Bonding

Services
--------

- HR training                                                 - HR testing/profiling
- Compensation structure/planning                             - Recruiting
- Discount club memberships                                   - Travel agency services

Revenue Sources

         The value of a PEO has resided in its ability to deliver cost-effective products and services as a result of economies of scale and efficiencies of size. A significant portion of a PEO's profit is derived from the administrative fee charged to client companies. This fee has ranged historically from 2-6% and is currently averaging 2-3% of gross payroll, depending on the method of calculation. Worker compensation and unemployment taxes are the other two primary profit centers for PEOs with these percentages varying by type of client and, again, by method of computation. A fourth profit center for some PEOs has been benefits; by "bundling" its health care charge in an all inclusive percentage fee, certain PEOs have been able to convert a "pass through" cost to a profit center.

Workers' Compensation And Health Care Program

     Historically, the majority of a PEO's controllable direct costs relate to workers' compensation benefits and health care. Consequently, our ability to manage these worksite employee costs will be critical to our success and profitability. To effectively manage our workers' compensation and health care costs, we will utilize: (i) careful underwriting and selection of new clients;
(ii) effective workers' compensation injury prevention, medical management, rehabilitation and return to work techniques; and (iii) the health care services of CHS and other health care provider networks in key markets.

     If an injury occurs, our goal will be to take control of the claim within 24 hours after receipt of the injury report, aggressively medically manage the injury by coordinating with the worksite employer, employee and provider, and return the employee to work as early as is safe and feasible. This approach substantially lowers injury-related costs, particularly the most expensive cost component, lost workdays.

     When buying health care coverage for its employees, PeopleFirst believes it will be in a favorable position with insurers, as a result of the participation of CHS in local market integrated health care delivery systems as well as the leverage that PeopleFirst's scale provides. We believe that we will be able to achieve attractive health care rates by forming strategic partnerships with national and regional providers in each local market.

Competition

     The PEO industry consists of at least 2,200 companies (according to an estimate by NAPEO), most of which serve a single market or region. According to industry analysts, the ten largest PEOs account for approximately 35% of the existing revenues in the industry. PeopleFirst considers its primary competition to include: (i) traditional in-house human resource departments; (ii) other PEOs; and (iii) providers of unbundled employment-related services, such as payroll processing firms, temporary employment firms, commercial insurance brokers, human resource consultants, workers' compensation insurers, HMOs and other specialty managed care providers.

     Competition in the highly fragmented PEO industry is generally on a local or regional basis. Management believes that the primary elements of competition are quality of service, choice and quality of benefits, reputation and price. PeopleFirst believes that brand recognition, regulatory expertise, financial resources, risk management, information technology capability, strategic alliances, and economies of scale can distinguish a large-scale PEO from the rest of the industry. PeopleFirst believes that will compete favorably in these areas.

Regulation

     PeopleFirst is subject to local, state and Federal regulations, which include operating, fiscal and licensing requirements. Adding complexity to the regulatory environment are: (i) uncertainties resulting from the non-traditional employment relationships created by PEOs; (ii) variations in state regulatory schemes; and (iii) the ongoing evolution of regulations regarding health care and workers' compensation.

     Many of the Federal and state laws and regulations relating to tax, benefit and employment matters applicable to employers were enacted prior to the development of non-traditional employment relationships and, accordingly, do not specifically address the obligations and responsibilities of PEOs or the co-employment relationship. PEO services are regulated primarily at the state level and regulatory requirements regarding the PEO business vary from state to state, and as we enter new states we will be faced with new regulatory and licensing environments. We may not be able to satisfy the licensing requirements or other applicable regulations of any particular state, to provide the full range of services currently offered or operate profitably within the regulatory environment of any state in which we do not obtain regulatory approval. If we cannot obtain required licenses we would have to restrict the services we offer. New legislation or new interpretations of current licensing and regulatory requirements could impose operating or licensing requirements that we may not be able to satisfy or which could materially adversely affect our business. Additionally, interpretation of legislation or regulation by regulatory agencies with broad discretionary powers could require us to materially modify our existing operations in order to comply with applicable regulations.

     The application of many laws to our PEO services will depend on whether we are considered an employer under the relevant statutes and regulations. The Internal Revenue Service ("IRS") is currently examining this issue. See "Employee Benefit Plans" below. In addition, from time to time there have been proposals to enact a statutory definition of employer for certain purposes of the Code.

     Regulation in the health care and workers' compensation fields continues to evolve. Numerous reform proposals have been the subject of debate at both the Federal and state government levels. We cannot predict what effect any proposed reform will have on its business. New legislation resulting in increased health care or workers' compensation costs, which comprise a significant portion of our direct costs could damage our business if we are not able to reflect promptly these increased costs in our service fees.

     PEO Licensing Requirements. A critical aspect of the growth of the PEO industry has been the increasing recognition and acceptance of PEOs by state authorities. As the concept of PEO services has become more understood by regulatory authorities, the regulatory environment has begun to shift from one of skepticism to one of recognition. During the mid-to late-1980s, legitimate industry participants were challenged to overcome well publicized failures of financially unsound and, in some cases, unscrupulous operators.

         While many states do not explicitly regulate PEOs, approximately one-third have licensing or registration requirements for PEOs and several additional states are considering adopting regulation. Laws vary from state to state but generally provide for monitoring the fiscal responsibility of PEOs. State regulation assists in screening insufficiently capitalized PEO operations, imposes requirements regarding payment of wages, taxes, benefits and workers' compensation and resolves issues concerning an employee's status for specific purposes under applicable state law. Because existing regulations are relatively new, there is limited interpretive or enforcement guidance available. The development of additional regulations and interpretation of existing regulations can be expected to evolve over time.

     Federal and State Employment Taxes. We assume the responsibility and liability for the payment of Federal and state employment taxes with respect to wages and salaries paid to our employees, including worksite employees. There are essentially three types of Federal employment tax obligations: (i) income tax withholding requirements; (ii) social security and Medicare obligations under FICA; and (iii) unemployment obligations under FUTA. Under the applicable Code sections, the employer has the obligation to remit the employer portion and, where applicable, to withhold and remit the employee portion of these taxes.

     To date, the IRS has relied extensively on the common law test of employment in determining employer status and the resulting liability for failure to withhold. However, the IRS has formed a Market Segment Study Group for the stated purpose of examining whether PEOs, such as PeopleFirst, are the employers of the worksite employees under the Code provisions applicable to Federal employment taxes and, consequently, whether they are exclusively responsible for payment of employment taxes on wages and salaries paid to such employees. Another stated purpose of the Market Segment Study Group is to determine whether owners of client companies can be employees of PEOs under the Federal employment tax laws.

     IRS officials have reported that the Market Segment Study is near completion and that the issuance of a tax advice memorandum has been delayed pending the outcome of legislation proposed by the PEO and other staffing industries. NAPEO, through coordination with other staffing trade associations, has introduced a bill known as the Staffing Firm Workers Benefit Act of 1997 ("HR 1891"). HR 1891 would establish that the PEO is the employer for the purposes of tax collection, reporting and remittance.

Further, HR 1891 would clarify and establish that a PEO is an employer and can sponsor employee benefit plans, including defined contribution plans, such as, 401(k) plans. The staffing industries believe that HR 1891 will become law at some point in the future.

     The interpretive uncertainties raised by the Market Segment Study Group may affect our ability to report employment taxes on its own account rather than for the accounts of its clients and would increase administrative burdens on our payroll service function. In addition, while we believe that we can contractually assume the client company's withholding obligations, in the event we fail to meet these obligations, the client company may be held jointly and severally liable for those obligations.

     Employee Benefit Plans. We offer various employee benefit plans to its worksite employees, including 401(k) plans (a profit-sharing plan with an employer contribution feature), cafeteria plans, group health plans, group life insurance plans, group disability insurance plans and employee assistance programs. Generally, employee benefit plans are subject to provisions of both the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). In order to qualify for favorable tax treatment under the Code, the plans must be established and maintained by an employer for the exclusive benefit of its employees.

         The Market Segment Study Group established by the IRS is examining whether PEOs are the employers of worksite employees under Code provisions applicable to employee benefit plans and consequently able to offer to worksite employees benefit plans that qualify for favorable tax treatment. The Market Segment Study Group is also examining whether client company owners are employees of PEOs under Code provisions applicable to employee benefit plans. We are unable to predict the actual timing or nature of the findings of the Market Segment Study Group or the ultimate outcome of conclusions or findings. If the IRS study were to conclude that a PEO is not an employer of its worksite employees for plan purposes, worksite employees might not be able to continue to make contributions to our 401(k) plans or cafeteria plans. We believe that, although unfavorable to PeopleFirst, a prospective application by the IRS of an adverse conclusion would not have a material adverse effect on our financial position and results of operations. If this conclusion were applied retroactively, employees' vested account balances would become taxable immediately, we would lose our tax deduction to the extent the contributions were not vested, the plans' trusts would become taxable trusts and penalties could be assessed. In this case, we would face the risk of client dissatisfaction as well as potential litigation. While we believe that a retroactive disqualification is unlikely, we do not know the ultimate resolution of these issues.

     In addition to the employer/employee relationship requirement described above, pension and profit-sharing plans, including our 401(k) plans, must satisfy certain other requirements under the Code. These other requirements are generally designed to prevent discrimination in favor of highly compensated employees to the detriment of non-highly compensated employees with respect to both the availability of, and the benefits, rights and features offered in, qualified employee benefit plans. We apply the nondiscrimination requirements of the Code at both a consolidated and client company level to ensure that its 401(k) plans are in compliance with the requirements of the Code.

     Employee pension and welfare benefit plans are also governed by ERISA. ERISA defines the term employer as "any person acting directly as an employer, or indirectly in the interest of an employer, in relation to an employee benefit plan." ERISA defines the term employee as "any individual employed by an employer." The United States Supreme Court has held that the common law test of employment must be applied to determine whether an individual is an employee or an independent contractor under ERISA.

     A definitive judicial interpretation of employer in the context of a PEO or employee leasing arrangement has not been established. If PeopleFirst were found not to be an employer for ERISA purposes, its plans might not comply with ERISA, the level of services we could offer may be materially adversely affected, and our plans might not enjoy the preemption of state laws provided by ERISA and could be subject to varying state laws and regulations, as well as to claims based upon state common laws.

     Workers' Compensation. Workers' compensation is a state-mandated, comprehensive insurance program that requires employers to fund or insure medical expenses, lost wages and other costs resulting from work-related injuries and illnesses. In exchange for providing workers' compensation coverage for employees, employers are not subject to litigation by employees for benefits in excess of those provided by the relevant state statute. In most states, the extensive benefits coverage (for both medical costs and lost wages) is provided through the purchase of commercial insurance from private insurance companies, participation in state-run insurance funds or employer self-insurance. Workers' compensation benefits and arrangements vary on a state-by-state basis and are often highly complex. These laws establish the rights of workers to receive benefits and to appeal benefit denials. Workers' compensation laws also regulate the methods and procedures that we may employ in its workers' compensation managed care programs. For example, workers' compensation laws prohibit medical co-payment and deductible payment by employees. In addition, certain states restrict employers' rights to direct health care providers and establish maximum fee levels for treatment of injured workers.

     As a creation of state law, workers' compensation is subject to change by each state's legislature and is influenced by the political processes in each state. Several states have mandated that employers receive coverage only from state-operated funds. Florida and other states have adopted legislation requiring that all workers' compensation injuries be treated through a managed care program. While such legislation may increase the market for our workers' compensation managed care services, it may also intensify the competition we face for these services. In addition, Federal health care reform proposals include a proposal that may require 24-hour health coverage, in which the coverage of traditional employer-sponsored health plans is combined with workers' compensation coverage to provide a single insurance plan for health problems, whether or not related to work. Incorporating workers' compensation coverage into conventional health plans may adversely affect the market for our services and may intensify our competition from HMOs and other health care providers. Also, because workers' compensation benefits are mandated by law and are subject to extensive regulation, payers and employers do not have the same flexibility to alter benefits as they have with other health benefit programs. Finally, because workers' compensation programs vary from state to state, it is difficult for payers and multi-state employers to adopt uniform policies to administer, manage and control the costs of benefits.

     Other Employer-Related Requirements. As an employer, we are subject to a wide variety of Federal, state and local laws and regulations governing employer-employee relationships, including the Immigration Reform and Control Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Occupational Safety and Health Act, wage and hour regulations, and comprehensive local, state and Federal civil rights laws and regulations, including those prohibiting discrimination and sexual harassment. The definition of employer may be broadly interpreted under these laws.

     Responsibility for complying with various state and Federal laws and regulations is allocated by agreement between PeopleFirst and its clients, or in some cases is the shared responsibility of both. Because we act as a co-employer with the client company, it is possible that we could incur a liability for violations of laws even though we are not contractually or otherwise responsible for the conduct giving rise to such liability. Our standard client service agreement generally provides that the client will indemnify us for liability incurred as a result of an act of negligence of a worksite employee under the direction and control of the client or to the extent the liability is attributable to the client's failure to comply with any law or regulation for which it has specified contractual responsibility. However, we may not be able to enforce this indemnification and we may ultimately be responsible for satisfying the liability in question.

Core (Non-Worksite) Employees

     At July 1, 1999, PeopleFirst had 12 core employees. None of the core employees are represented by a collective bargaining agreement. PeopleFirst considers relations with its core employees to be good.

Insurance

     PeopleFirst believes that it maintains the types and amounts of insurance customary in the industry, including coverage for general liability, directors and officers, crime, fiduciary and workers' compensation. PeopleFirst considers its insurance coverage to be adequate both as to risks and amounts.

           AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE
         AUTHORIZED SHARES OF PREFERRED STOCK FROM 250,000 TO 5,000,000
                  AND COMMON STOCK FROM 3,125,000 TO 50,000,000

     Our Board of Directors and a majority of our shareholders has approved an amendment to our Articles of Incorporation for the purpose of increasing the number of its authorized shares of Preferred Stock from 200,000 to 5,000,000 and common stock from 3,125,000 to 50,000,000. A copy of this amendment is attached to this document as Annex B.

     Our shareholders do not have preemptive rights to subscribe for or purchase any of the additional shares of common stock to be authorized. Additional shares of common stock could be used for any proper corporate purpose, including acquisitions, raising of additional equity capital, stock dividends or upon the exercise of stock options. The future issuance of additional shares of common stock on other than a pro rata basis may dilute the ownership of the current shareholders, as well as their proportionate voting rights.

     After the amendment to our Articles of Incorporation is effective, no further approval of the shareholders would be required for the issuance of shares of common stock as authorized by the amendment and, absent any legal requirements, it is not contemplated that further approval of the holders of common stock would be sought for issuance of any shares authorized by the amendment. Coventry has no present plans to issue any shares of preferred stock. We will issue 5,000,000 shares in the transaction, and 2,250,000 shares upon the exercise of the outstanding Class A and Class B Warrants. Other than these issuances, Coventry has no present plans to issue any additional shares of common stock.

     This amendment could make it more difficult to acquire control of Coventry and thereby discourage attempts to do so, even though our shareholders may deem such an acquisition desirable. Issuance of shares of common stock could dilute the ownership interest and voting power of our shareholders who may seek control of Coventry. Shares of preferred and common stock could be issued in a private placement to one or more organizations sympathetic to us and opposed to any take-over bid, or under other circumstances that could make it more difficult and thereby discourage attempts to acquire control of Coventry. To the extent that it impedes any such attempts, the amendment may serve to perpetuate our management.

     Although we have from time to time considered the issuance of additional securities in connection with a strategic alliance or acquisition, we do not have any present plans, agreements or arrangements for the issuance of shares of preferred stock or common stock in excess of the number of such shares presently authorized in connection with any particular transaction. We do not anticipate soliciting the vote of our shareholders to authorize the issuance of shares of the common stock unless otherwise required under the Florida Business Corporation Act, our articles of incorporation or our bylaws.

     Our Board of Directors and a majority of our shareholders has approved of an amendment to our articles of incorporation to change our name to American Risk Management Group, Inc. As a result of the exchange, our primary focus is now in the employee services area and we have changed its name to more accurately reflect its business.

                              ELECTION OF DIRECTORS

         Five directors have been elected to serve until the next annual meeting of shareholders and until their respective successors will have been elected and will have qualified or until their earlier resignation, removal from office or death.

         The following table sets forth as the names, ages and positions held with respect to our directors and executive officers:

Name                           Age    Current Position                         New Position
----                           ---    ----------------                         ------------
Robert Hausman                 43     Chairman of the Board, President and     President and Chief Operating Officer
                                      Chief Executive Officer
Stephen Rosedale               55     Director nominee                         Chairman of the Board
Ronald Wilheim                 30     Director nominee                         Executive Vice President and Chief
                                                                               Executive Officer
Steve Wilder (1)(2)            51     Director                                 Director
Simon Groner (1)(2)            57     Director                                 Director and Secretary

(1) Member of Compensation Committee
(2) Member of the Audit Committee

Stephen Rosedale was elected a director in August 1999. Mr. Rosedale founded Communicare Health Services, Inc. in 1978 and since its inception, Mr. Rosedale has been Chairman of the Board of Directors and Chief Executive Officer. Communicare owns, operates and manages long term care facilities, home care and assisted living companies and communities and rehabilitation facilities.

Ronald Wilheim was elected a director in August 1999. Mr. Wilheim has been Corporate Counsel of CommuniCare since August 1995. Prior to that time, Mr. Wilheim attended law school at Benjamin Cardozo School of Law in New York.

Robert Hausman was elected President and a Director on June 1, 1997 following the acquisition of Federal. Mr. Hausman, who was elected Chairman of the Board in September 1997, also serves on the Board of Directors of each of our subsidiaries and is a member of the Audit Committee. Mr. Hausman devotes substantially all of his time and attention to our business. From October 1994 to October 1997, Mr. Hausman was President and Chief Executive Officer of Federal and since May 1995, Mr. Hausman has also been 25% shareholder of South Eastern Sound & Communications, Inc., a Boca Raton based sales, service and installation company of sound and communications systems.. From February 1982 until July 1994, Mr. Hausman was a 50% owner and Executive Vice President of Bedford Weaving Mills, a Bedford, Virginia based specialty textile mill. Bedford Weaving Mills was acquired by Mr. Hausman and his partner in February 1982 from Belding Hemingway, Inc.

Simon Groner was elected a director in April 1999. Mr. Groner has been engaged in the private practice of law in Cincinnati, Ohio since 1976, specializing in civil and criminal litigation, business law, as well as patent, trademark and copyright law. Mr. Groner also was an engineer for Sherwin-Williams Chemicals and Procter & Gamble before he started his law practice.

Steve Wilder was elected a director in August 1999. He has been Vice President, Treasurer and Chief Financial officer of CommuniCare Health Services since 1993. From 1976 to 1993, he was with the Arther Young & Company (now Ernst & Young), where he rose from entry level staff accountant to become an audit partner and leader of the health care group.

Significant Employees

Ralph Fain has been the President of PeopleFirst since December 1998. He has over 10 years experience in the PEO business. From 1996 to 1997, he was a regional vice president of Digital Solutions, Inc., a publicly-traded staffing and outsourcing company and from 1995 to 1996 he was president of Link Employer Services, a multi-location staffing company and PEO. From 1989 to 1994 he was president of The Laxus Group, a PEO.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         To Coventry's knowledge, based solely on a review of the copies of such reports furnished to Coventry and on representations that no other reports were required, there were no reports required under Section 16(a) ("Section 16(a)") of the Securities Exchange Act of 1934, which were not timely filed during fiscal 1999.

Meetings and Committees of the Board of Directors

         During Fiscal 1999, the Board of Directors held two formal meetings and took actions by written consent on six occasions. During Fiscal 1998, no director attended fewer than 75% of the number of meetings of the Board of Directors held during the period such director served on the Board.

         The only standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Board does not have a nominating or similar committee.

         The Audit Committee is presently comprised of Steve Wilder and Simon Groner. The duties and responsibilities of the Audit Committee include (a) recommending to the Board of Directors the appointment of our independent certified public accountants and any termination of engagement, (b) reviewing the plan and scope of independent audits, (c) reviewing our significant accounting and reporting policies and operating controls, (d) having general responsibility for all related auditing matters, and reporting its recommendations and findings to the full Board of Directors. During Fiscal 1998, the Audit Committee held two formal meetings and did not take any actions by written consent.

         The Compensation Committee is presently comprised of Stephen Rosedale, Mark Weisz and Simon Groner. The Compensation Committee reviews and approves the compensation of our executive officers and administers the 1999 Stock Option Plan (the "1999 Plan"). During Fiscal 1998, the Compensation Committee held no formal meetings and did not take any actions by written consent.

Executive Compensation

         The following table summarizes all compensation accrued by Coventry in each of the last three fiscal years for Coventry's Chief Executive Officer and each other executive officers serving as such whose annual compensation exceeded $100,000. Directors of Coventry do not receive compensation for serving in such capacity.

                                                                                                Long Term
     Name and                                 Annual Compensation                               Compensation
     Principal Position           Year        Salary($)       Bonus              Other          Options
     ---------------------------------        ---------       ---------          ---------      -------------
     Robert Hausman,              1999        129,100         0                  18,000
     President, CEO, and          1998        120,000         0                  87,839(1)       938
     Director                     1997        0               0                  0

     Lester Gann,                 1999        104,000         0                  0
     Secretary and                1998        100,000         118,125(2)         0               938
     Director                     1997        96,000          0                  0

         (1) On July 22, 1998, Mr. Hausman received 2,298 shares of common stock in accordance with the terms of the Amendment to the Management Agreement dated November 1, 1997. The fair market value on the date of issuance was $31.50 resulting in an aggregate value of $72,371. The balance was received as a car allowance.

         (2) On July 22, 1998, Mr. Gann received 3,750 shares of common stock as a signing bonus in accordance with the terms of his new Employment Agreement dated May 1, 1998. The fair market value on the date of issuance was $31.50 resulting in an aggregate value of $118,125.

Employment and Management Agreements

         Hausman Agreement. On July 1, 1997 Coventry entered into a Management Agreement with Robert Hausman, President and Chairman of the Board of Coventry. This agreement was amended November 1, 1997, December 1, 1998 and July 30, 1999. Pursuant to the term of this three year agreement, as amended, Mr. Hausman is entitled to receive (i) annual base compensation of $131,000, which increases in years two and three of the agreement by the greater of the percentage increase of the Consumer Price Index or 6%. Mr. Hausman also receives a car allowance of $1,500 per month.

         In the most recent amendment Coventry also agreed to issue Mr. Hausman 50,000 shares of common stock in exchange for his cancellation of all his outstanding options and his right to receive a bonus equal to 3% of pretax income.

         During the term of the Management Agreement should there be a change of control of Coventry, as that term is defined in the Management Agreement, Coventry at its sole option may terminate the Management Agreement upon 30 days prior written notice and thereafter will be obligated to pay Mr. Hausman the balance of the compensation payable under the Management Agreement had it not been terminated prior to its expiration, together with an additional sum equal to two years annual base compensation. Mr. Hausman and Coventry also agreed not to invoke the "change in control" provisions as a result of the transactions set forth in the Exchange Agreement.

         As of July 30, 1999, Mr. Hausman was owed approximately $400,000 consisting of accrued salary, accrued dividends on the Series E Preferred Stock and loans to Coventry. In order to repay such amount as promptly as practicable, Coventry agreed to issue a note (the "Note") to Mr. Hausman. The Note will have the following terms: (i) bear interest at 8% per annum, (ii) provide for 24 equal monthly installments of principal and interest that are payable in either cash or Coventry's common stock at Coventry's option, and (iii) provide for acceleration upon the termination of the Management Agreement without cause.

         Mr. Hausman and his wife owned 14,375 shares of Coventry's Series E Preferred Stock (the "Preferred Stock"). In December 1998, Mr. Hausman and Coventry agreed to exchange the Preferred Stock for 143,750 shares of common stock, of which 7,500 preferred shares were exchanged simultaneously with the BSD closing and the remaining 6,875 preferred shares were exchanged in July 1999. Effective on such exchange, Mr. Hausman's management fee was increased by $77,000, which amount is equal to the dividends on the Preferred Stock. Coventry agreed to use the net cash proceeds from the sale of certain assets first to redeem any outstanding Preferred Stock and then to repurchase common stock from Mr. Hausman at a price of $8.00 per share. Coventry and Mr. Hausman will agree to facilitate the sale of these shares of common stock and Mr. Hausman will use these management fee proceeds, proceeds of such sales and from asset sales to repay principal and interest on Mr. Hausman's loan from Chase Manhattan Bank in the approximate principal amount of $1,115,000. The management fee will be reduced pro rata as Mr. Hausman receives funds from Coventry with respect to the sale of assets or from the sale of common stock and the interest payments decrease.

         Gann Agreement. On May 1, 1998 IFR entered into a new three-year contract with Mr. Gann providing for an annual base salary of $100,000 with the ability to receive performance based bonuses at the discretion of the Board of Directors. In November 1998, this Agreement was amended to extend the term to November 2001, to accelerate the payment of a bonus of 8,750 shares of common stock to the closing of the PF transaction, and to issue Mr. Gann 83,125 shares of common stock in exchange for waiving his right to invoke the change of control provisions in his agreement that were triggered by the execution of the Exchange Agreement with BSD and PeopleFirst. Mr. Gann is also entitled to participate in all benefit programs of IFR as may be made available to other salaried employees. Mr. Gann's employment agreement contains customary provisions providing for confidentiality as well as a twelve-month non-compete following the termination of the agreement. Mr. Gann's employment agreement does not provide for any severance payments. Mr. Gann's previous employment agreement provided for a base salary of $96,000.

Option Grants in Last Fiscal Year. The following table sets forth information concerning individual grants of stock options made during the fiscal year ended June 30, 1999 to each of the Named Executive Officers:

                                                           % of Total Options
                                   Number of Shares       Granted to Employees     Exercise or
                                  Underlying Options               in              Base Price         Expiration
           Name                      Granted(#)(1)              Fiscal Year         ($/Share)             Date
           ----                      -------------              -----------         ---------             ----
Robert Hausman                          25,000                    100              14.00-20.00          12/2003
Lester Gann                              0                        -                    $

-----------
(1)      Represents options granted under the 1997 Plan.

Stock Options Held at End of Fiscal 1999. The following table indicates the total number and value of exercisable and unexercisable stock options held by each Named Executive Officer as of June 30, 1999. No options were exercised by the Named Executive Officers during the year ended June 30, 1999.

                                         Number of Unexercised                      Value of Unexercised
                                      Options at Fiscal Year End                     In-the-Money Option
                                                                                    at Fiscal Year End
            Name                        Exercisable     Unexercisable         Exercisable          Unexercisable
           ------                       -----------     -------------         -----------          -------------
 Robert Hausman                       25,938                  0                           $-0-                   $0
 Lester Gann                             0                    0                           $-0-                   $0

                             PRINCIPAL SHAREHOLDERS

         As of July 30, 1999 there were 1,149,751 shares of common stock issued and outstanding. The following table sets forth, as of the close of business on July 30, 1999 (a) the name, address and number of shares of each person known by Coventry to be the beneficial owner of more than 5% of our common stock and (b) the number of shares owned by each director, each director nominee and all officers and directors as a group, together with their respective percentage holdings of such shares before and after the exchange:

                                                     Amount and Nature of
                                                         Beneficial
                                                         Ownership                          Percentage Of Class
                                                         ---------                          -------------------
                      Name and                            Before           After           Before           After
              Address of Beneficial Owner              Transaction      Transaction     Transaction      Transaction
              ---------------------------              -----------      -----------     -----------      -----------
    Robert Hausman                                          213,498          213,498           18.6%             3.5%

    Steve Wilder                                                  0                0              0                0

    Simon Groner(3)                                               0                0              0                0

    Lester Gann                                              94,125           94,125            8.2%             1.5%

    Stephen Rosedale                                         34,600(3)     3,034,600(4)         3.2%            49.3%
    C/o Communicare Health Services
    4700 Ashwood Drive
    Cincinnati, Ohio 45241

    Ronald Wilheim                                            8,650(3)     2,008,650(4)          (2)            32.7%
    C/o Communicare Health Services
    4700 Ashwood Drive
    Cincinnati, Ohio 45241

    Wirral Anstan Holdings, Ltd.                            100,000(5)       100,000            8.8%             1.6%
    Hirzel Court
    Guernsey, GY1, 2NN
    Channel Islands

    All Officers and Directors as a Group (six              350,873        5,350,873           30.5%            87.0%
    persons) (1)

    (1) Includes 2,498 shares of common stock owned by Barbara Hausman, his spouse, however, pursuant to Rule 16a-3 of the Securities Exchange Act of 1934, as amended, Mr. Hausman disclaims beneficial ownership of the shares held by his wife.

    (2)  Less than 1%.

    (3)  Excludes shares to be issued in the transaction.

    (4) Shares owned by a limited liability company in which Messrs. Rosedale and Wilheim are the sole members.

    (5) Excludes 800,000 shares that may be issued upon exercise of Warrants that are not currently exercisable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In conjunction with the acquisition of Federal in May 1997, Federal delivered a promissory note to Robert Hausman, Coventry's president, and Barbara Hausman, his wife, in the principal amount of $1,079,024. Mr. Hausman was a 90% shareholder in Federal prior to its acquisition by Coventry. In October, 1997 Robert Hausman and Barbara Hausman converted the principal and any accrued but unpaid interest thereon into 14,375 shares of Coventry's Series E Cumulative Non-Participating Preferred Stock (the "Series E"). The designations, rights and preferences of the Series E provide (a) for annual dividends equal to $77,000, (b) full voting rights, share for share, with any then outstanding common stock as well as with any other class or series of stock of Coventry having general voting power with the common stock concerning any matter being voted upon by Coventry's shareholders, (c) is not convertible into any other class of capital stock of Coventry and (d) is redeemable at the option of Coventry at a redemption price to be negotiated by the parties at the time of redemption. Dividends are current. The balance of the dividends due have been accrued. On July 1, 1998, Federal Supply borrowed $50,000 from Robert and Barbara Hausman and delivered a one-year promissory note bearing interest at the rate of 10% per annum. On September 3, 1998, Coventry borrowed $70,000 from Robert and Barbara Hausman and delivered a one-year promissory note bearing interest at the rate of 10% per annum. These monies were utilized for working capital purposes.

         In conjunction with the September 1997 acquisition of LPS, Barbara Hausman and Ronna Newman Rutstein, the wife of C. Lawrence Rutstein, then a director of Coventry, each received 2,498 shares of Coventry's common stock in exchange for their interests in LPS. Each of Messrs. Hausman and Rutstein disclaim beneficial ownership interest in the shares held by their respective spouses. In August 1997 LPS purchased the assets out of bankruptcy of Kedac, Inc., an unaffiliated third party, which such assets consisted for substantially all of the existing operating assets, accounts receivable, furniture and equipment and general intangibles, including the trade name "Lantana Peat & Soil" for a total consideration of $190,000 in cash and the assumption of $750,000 of notes with a financial institution.

         In September 1997 Coventry purchased 100% of the issued and outstanding stock of LPS from its shareholders, who included Mrs. Hausman and Mrs. Rutstein, in exchange for 33,750 shares of Coventry's restricted common stock in a private transaction exempt from registration under the Act in reliance on Section 4(2) thereof.

         On May 1, 1998 Coventry determined it would unwind its acquisition of 51% of Regenesis Holdings, Inc. ("Regenesis") acquired from a shareholder of Regenesis effective January 16, 1998 as the parties involved were unable to fulfill their obligations under the acquisition agreement. There were no extraordinary charges associated with the transaction and there was no adverse effect on Coventry as a result of this transaction. C. Lawrence Rutstein served as President of Regenesis at the time of the transaction. Robert Hausman served as a director of Regenesis at the time of the transaction.

         On June 29, 1998,Coventry sold its investment in LPS to American Group, Inc., a Nevada corporation ("American")for a 23.8% ownership in American.

         In February 1999, Coventry entered into a Settlement Agreement with M. Shulman & Associates pursuant to which Shulman agreed to waive any future fees, including those that may be due in connection with the completed BSD transaction, in exchange for Coventry transferring the 120,000 shares of American owned by it and the assumption by Coventry of $100,000 of notes held by Mr. Hausman.

                       ADOPTION OF 1999 STOCK OPTION PLAN

         Our Board of Directors and a majority of our shareholders have adopted the 1999 Plan to authorize 1,000,000 shares of common stock for issuance under the 1999 Plan.

1999 Plan Description

         The statements in this document concerning the terms and provisions of the 1999 Plan are summaries only and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the 1999 Plan, which is attached as Annex C to this document.

         The purpose of the 1999 Plan is to advance Coventry's interests by providing an additional incentive to attract and retain qualified and competent persons as employees, upon whose efforts and judgment our success is largely dependent, through the encouragement of stock ownership by these persons.

         The 1999 Plan was effective as of July 30, 1999, and unless sooner terminated by our board of directors in accordance with the terms of the 1999 Plan, will terminate on July 30, 2009. Certain employees, who are selected by the stock option committee, or if there is no stock option committee by the Board of Directors, may participate in the 1999 Plan; however, no incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code" or "Internal Revenue Code") will be granted to a consultant who is not also our employee.

         The 1999 Plan provides for the issuance of incentive stock options ("Incentive Stock Options") and nonqualified stock options ("Nonqualified Stock Options"). An Incentive Stock Option is an option to purchase common stock that meets the definition of "incentive stock option" set forth in Section 422 of the Code. A Nonqualified Stock Option is an option to purchase common stock that meets certain requirements in the Plan but does not meet the definition of an "incentive stock option" set forth in Section 422 of the Code. Nonqualified Stock Options and Incentive Stock Options are sometimes referred to herein as "Options."

         The 1,000,000 shares of common stock may be issued pursuant to Options granted under the 1999 Plan. If any Option granted pursuant to the 1999 Plan terminates, expires, or is canceled or surrendered, in whole or in part, shares subject to the unexercised portion may again be issued pursuant to the exercise of Options granted under the 1999 Plan. The shares acquired upon exercise of Options granted under the 1999 Plan will be authorized and unissued shares of common stock.

         The 1999 Plan is administered by a committee of two or more directors (the "Committee") or, if a Committee is not designated by the Board of Directors, by the Board of Directors as a whole. The Board has authorized the Compensation Committee to administer the 1999 Plan. The Committee has the right to determine, among other things, the persons to whom Options are granted, the number of shares of common stock subject to Options, the exercise price of Options and the term thereof.

      All of our employees, including officers and directors and consultants, are eligible to receive grants of Options under the 1999 Plan; however, no Incentive Stock Option may be granted to a consultant who is not also an employee of the Coventry or any of our subsidiaries. Upon receiving grants of Options, each holder of the Options (the "Optionee") will enter into an option agreement with that contains the terms and conditions deemed necessary by the Committee.

Terms and Conditions of Options

      Option Price

      For any Option granted under the 1999 Plan, the option price per share of common stock may be any price not less than par value per share as determined by the Committee; however, the option price per share of any Incentive Stock Option may not be less than the Fair Market Value (defined below) of the common stock on the date such Incentive Stock Option is granted. On July 29, 1999, the closing price of our common stock as reported by the OTC Bulletin Board Market was $3.8125 per share.

      Under the 1999 Plan, the "Fair Market Value" is the closing price of shares on the business day immediately preceding the date of grant; however, if the shares are not publicly traded, then the Fair Market Value will be as the Committee will in its sole and absolute discretion determine in a fair and uniform manner.

      Exercise of Options

      Each Option is exercisable in such amounts, at such intervals and upon such terms as the Committee may determine; however, Incentive Stock Options must vest in three annual installments commencing one year from the date of grant. In no event may an Option be exercisable after ten years from the date of grant. Unless otherwise provided in an Option, each outstanding Option may, in the sole discretion of the Committee, become immediately fully exercisable (i) if there occurs any transaction (which will include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that our shareholders immediately before such transaction cease to own at least 51 percent of our voting stock or of any entity that results from our participation in a reorganization, consolidation, transaction, liquidation or any other form of corporate transaction; (ii) if our shareholders approve a plan of transaction, consolidation, reorganization, liquidation or dissolution in which we do not survive; or (iii) if our shareholders approve a plan for the sale, lease, exchange or other disposition of all or substantially all our property and assets. The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any shares subject to any Option or previously acquired by the exercise of any Option. Options granted to the officers and directors under the 1999 Plan may not be exercised unless otherwise expressly provided in any Option, until six months following the date of grant and if and only if the Optionee is in the employ of Coventry on such date.

      Unless further limited by the Committee in any Option, shares of common stock purchased upon the exercise of Options must be paid for in cash, by certified or official bank check, by money order, with already owned shares of common stock, or a combination of the above. The Committee, in its sole discretion, may accept a personal check in full or partial payment. If paid in whole or in part with shares of already owned common stock, the value of the shares surrendered is deemed to be their Fair Market Value on the date the Option is exercised. Proceeds from the sale of common stock pursuant to the exercise of Options will be added to the general funds of Coventry to be used for general corporate purposes. Under the 1999 Plan, we may also lend money to an Optionee to exercise all or a portion of an Option granted under the 1999 Plan. If the exercise price is paid in whole or in part with Optionee's promissory note, such note will (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of shares purchased by Optionee upon exercise of such Option, (iii) bears interest at a rate of interest no less than the rate of interest payable by us to our principal lender, and (iv) contain such other terms as the Committee in its sole discretion will require.

      Nontransferability

         Options granted under the 1999 Plan are not transferable by an Optionee other than to a family member or by will or the laws of descent and distribution, and Options are exercisable during an Optionee's lifetime only by the Optionee.

      Termination of Options

      The expiration date of an Option is determined by the Committee at the time of the grant and is set forth in the applicable stock option agreement. In no event may an Option be exercisable after ten years from the date it is granted.

      The 1999 P1an provides that if an Optionee's employment is terminated for any reason other than for cause, an improper termination, mental or physical disability or death, then the unexercised portion of the Optionee's Options will terminate three months after the such termination. If an Optionee's employment is terminated for cause or if there is an improper termination of Optionee's employment, the unexercised portion of the Optionee's Options will terminate immediately upon this termination. If an Optionee's employment is terminated by reason of the Optionee's mental or physical disability, the unexercised portion of the Optionee's Options will terminate 12 months after such termination. If an Optionee's employment is terminated by reason of the Optionee's death, the unexercised portion of the Optionee's Options will terminate 12 months after the Optionee's death.

      The Committee in its sole discretion may by giving written notice cancel, effective upon the date of the consummation of certain corporate transactions that would result in an Option becoming fully exercisable, cancel any Option that remains unexercised on such date. Such notice will be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after Shareholder approval of such corporate transaction.

Outstanding Options

         As of the Record Date, no Options had been granted pursuant to the 1999 Plan.

Federal Income Tax Effects

      The 1999 Plan is not qualified under the provisions of Section 401(a) of the Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Incentive Stock Options

      Incentive Stock Options are "incentive stock options" as defined in
Section 422 of the Internal Revenue Code. Under the Code, an Optionee generally is not subject to ordinary income tax upon the grant or exercise of an Incentive Stock Option. However, an employee who exercises an Incentive Stock Option by delivering shares of common stock previously acquired pursuant to the exercise of an Incentive Stock Option is treated as making a Disqualifying Disposition (defined below) of these shares if the employee delivers the shares before the expiration of the holding period applicable to these shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. The effect of this provision is to prevent "pyramiding" the exercise of an Incentive Stock Option (i.e., the exercise of the Incentive Stock Option for one share and the use of that share to make successive exercise of the Incentive Stock Option until it is completely exercised) without the imposition of current income tax.

      The amount by which the fair market value of the shares acquired at the time of exercise of an Incentive Stock Option exceeds the purchase price of the shares under such Option will be treated as an adjustment to the Optionee's alternative minimum taxable income for purposes of the alternative minimum tax. If, however, there is a Disqualifying Disposition in the year in which the Option is exercised, the maximum amount of the item of adjustment for such year is the gain on the disposition of the shares. If there is Disqualifying Disposition in a year other than the year of exercise, the dispositions will not result in an adjustment for the other year.

      If, subsequent to the exercise of an Incentive Stock Option (whether paid for in cash or in shares), the Optionee holds the shares received upon exercise for a period that exceeds (a) two years from the date such Incentive Stock Option was granted or, if later, (b) one year from the date of exercise (the "Required Holding Period"), the difference (if any) between the amount realized from the sale of such shares and their tax basis to the holder will be taxed as long-term capital gain or loss. If the holder is subject to the alternative minimum tax in the year of disposition, the holder's tax basis in his or her shares will be increased for purposes of determining his alternative minimum tax for that year, by the amount of the item of adjustment recognized with respect to such shares in the year the Option was exercised.

      In general, if, after exercising an Incentive Stock Option, an employee disposes of the acquired shares before the end of the Required Holding Period (a "Disqualifying Disposition"), an Optionee would be deemed to receive ordinary income in the year of the Disqualifying Disposition, in an amount equal to the excess of the fair market value of the shares at the date the Incentive Stock Option was exercised over the exercise price. If the Disqualifying Disposition is a sale or exchange which would permit a loss to be recognized under the Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the Optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.

      We are not allowed an income tax deduction for the grant or exercise of an Incentive Stock Option or the disposition, after the Required Holding Period, of shares acquired upon exercise. In the event of a Disqualifying Disposition, we will be allowed to deduct an amount equal to the ordinary income to be recognized by the Optionee, provided that such amount is an ordinary and necessary business expense to us and is reasonable, and we satisfy our withholding obligation for this income.

Nonqualified Stock Options

     An Optionee granted a Nonqualified Stock Option under the 1999 Plan will generally recognize, at the date of exercise of such Nonqualified Stock Option, ordinary income equal to the difference between the exercise price and the fair market value of the shares of common stock subject to the Nonqualified Stock Option. This taxable ordinary income will be subject to Federal income tax withholding. We will be allowed to deduct an amount equal to the ordinary income to be recognized by the Optionee, provided that such amount is an ordinary and necessary business expense to us and is reasonable, and we satisfy our withholding obligation for this income.

     If an Optionee exercises a Nonqualified Stock Option by delivering other shares, the Optionee will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the Optionee's tax basis. The Optionee, however, will be taxed as described above with respect to the exercise of the Nonqualified Stock

Option as if he had paid the exercise price in cash, and we likewise generally will be entitled to an equivalent tax deduction. Provided a separate identifiable stock certificate is issued therefor, the Optionee's tax basis in that number of shares received on such exercise which is equal to the number of shares surrendered on such exercise will be equal to his tax basis in the shares surrendered and his holding period for such number of shares received will include his holding period for the shares surrendered. The Optionee's tax basis and holding period for the additional shares received on exercise of a Nonqualified Stock Option paid for, in whole or in part, with shares will be the same as if the Optionee had exercised the Nonqualified Stock Option solely for cash.

     The above discussion is only a summary of the potential tax consequences relevant to the Optionees or to the Coventry, and may not describe tax consequences based on particular circumstances. It is based on federal income tax law and interpretational authorities as of the date of this document, which are subject to change at any time.

                      RATIFICATION OF SELECTION OF AUDITORS

         The firm of Sweeney Gates & Co. served as Coventry's independent certified public accountants for Fiscal 1998. The Board of Directors has selected JH Cohn LLP as Coventry's auditors for the fiscal year ending June 30, 1999.

                                  OTHER MATTERS

     The information contained in this document is to our best knowledge, and the information contained herein with respect to the directors, nominees for director, executive officers and principal shareholders is based upon information, which these individuals have provided to us.

                              SHAREHOLDER PROPOSALS

         Any proposals of shareholders to be presented at the 2000 Annual Meeting of Shareholders must be received by Coventry no later than December 31, 1999 for inclusion in Coventry's proxy statement relating to such meeting, subject to the rules and regulations of the Commission.


                                         By Order Of The Board Of Directors,




                                         Secretary


Boca Raton, Florida
August 17, 1999

                                                                         Annex A

                           PEOPLE FIRST STAFFING LLC

                                 August 1, 1999

CHS Homecare Services, Ltd.
4700 Ashwood Drive, Suite 200
Cincinnati, Ohio 45241

Attention: Steve Wilder

     Re: Proposal to Provide Employment Services

Dear Mr. Wilder:

     The purpose of this letter (the "Letter") is to set forth the intent of People First Staffing LLC, an Ohio limited liability company ("PFS"), and CHS Homecare Services, Ltd., an Ohio limited liability company ("CHS"), to have PFS provide to CHS (i) payroll administration, benefits administration and risk management services, and (ii) employees on a leased basis on the terms set forth below.

     1. Basic Transaction. PFS and CHS will enter into a Master Agreement pursuant to which PFS (i) will provide payroll administration, benefits administration and risk management services to CHS until December 31, 1999, and
(ii) on and after Janaury 1, 2000, will lease approximately 6,300 employees to CHS to perform these and other services. The parties intend that the Master Agreement would be signed on or before September 1, 1999 with an effective date of October 1, 1999.

     2. Proposed Form of Master Agreement. PFS and CHS intent to promptly begin negotiating a written Master Agreement, which Master Agreement will be subject to the approval of the Board of Managers of each of PFS and CHS and will contain representations, warranties, and indemnities by each of PFS and CHS.

     3. Conditions to Proposed Transaction. The parties do not intend to be bound until the execution and delivery of the Master Agreement, which, if successfully negotiated, would provide that the proposed transaction would be subject to customary terms and conditions, including the following:

         a. completion of the transfer of all of the membership interests in PFS by Steve Rosedale and Ron Wilheim in exchange for more than 80% of the voting securities of Coventry Industries, Inc.;

CHS Homecare Services, Ltd.
Attention: Steve Wilder
August 1, 1999
Page 2


         b. absence of pending or threatened litigation regarding the Master Agreement or the transactions to be contemplated thereby; and

         c. receipt of any consent or approvals that may be required by the regulatory agencies of any state.


     4. Disclosure. Except as and to the extent required by law, without the prior written consent of the other party, neither PFS nor CHS shall, directly or indirectly, make any public comment, statement or communication with respect to, or otherwise disclose or permit the disclosure of the existence of discussions regarding, a possible transaction between PFS and CHS or any of the terms, conditions or other aspects of the transaction proposed in this Letter.

     5. Costs. Each of PFS and CHS shall be responsible for and bear all of its own costs and expenses (including any broker's or finder's fees) incurred in connection with the proposed transaction, including expenses of its agents and representatives, incurred at any time in connection with pursuing or consummating the proposed transaction.

     6. Termination. Negotiations with respect to the proposed transaction may be terminated:

         a. by mutual written consent of PFS and CHS; or

         b. upon written notice by any party to the other party if the Master Agreement has not been executed by November 1, 1999.

     7. Enforceability. This Letter does not create or constitute any legally binding obligations between PFS and CHS, and neither PFS nor CHS shall have any liability to the other with respect to this Letter until the Master Agreement, if one is successfully negotiated, is executed and delivered by and between PFS and CHS. If the Master Agreement is not prepared, authorized, executed or delivered for any reason, neither PFS nor CHS shall have any liability to the other based upon, arising from, or relating to this Letter.

     Please sign and date this Letter in the space provided below to confirm the mutual agreements set forth in this Letter and return a signed copy to the undersigned. PFS looks forward to completing this transaction with CHS very promptly.


                           Very truly yours,

                           PEOPLE FIRST STAFFING LLC

                           By: /s/ Ron Wilheim
                               -------------------------
                           Name:  Ron Wilheim
                           Title: Member

Acknowledged and agreed:

CHS HOMECARE SERVICES, LTD.

By: /s/ Steve Wilder
    --------------------
Name:  Steve Wilder
Title: Vice President

                                                                         Annex B

               ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                            COVENTRY INDUSTRIES CORP.

         The undersigned, Robert L. Hausman, President of Coventry Industries Corp., a Florida corporation organized and existing under and by virtue of the Florida Business Corporation Act (the "Corporation"), does hereby certify:

         1. The name of the Corporation is Coventry Industries Corp .

         2. The following provisions of the Articles of Incorporation of the Corporation are amended in the following particulars:

            Article I is deleted and replaced with the following:


                                    ARTICLE I
                                 CORPORATE NAME

The name of this Corporation Shall be American Risk Management Group, Inc.

                  Article IV is deleted and replaced with the following:

                                   ARTICLE IV
                                  CAPITAL STOCK

The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be fifty five million (55,000,000) shares which are to be divided into two classes as follows:

         55,000,000 shares of common stock with a par value of $.001 per share; and

         5,000,000 shares of preferred stock, with a par value of $.001 per share.

         Series of preferred stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting right, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of preferred stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

         3. The foregoing amendments were adopted by a majority of the shareholders by written consent dated July 30, 1999 and by the directors of the Corporation by unanimous written consent dated July 30, 1999.

         IN WITNESS WHEREOF, the undersigned President of the Corporation has executed these Articles of Amendment this ____ day of August, 1999.

                                                   COVENTRY INDUSTRIES CORP.


                                                   By:
                                                       ------------------------
                                                   Robert L. Hausman, President

                                                                         Annex C

                            COVENTRY INDUSTRIES CORP.
                             1999 STOCK OPTION PLAN


             As Approved by the Board of Directors on July 30, 1999


         1. Purpose. The purpose of the Coventry Industries Corp. 1999 Stock Option Plan (the "Plan") is to advance the interests of Coventry Industries Corp., a Florida corporation (the "Company"), by providing an additional incentive to attract, retain and motivate highly qualified and competent persons who are key to the Company, and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, including key employees, consultants, independent contractors, advisory board members, Officers and Directors, by authorizing the grant of options to purchase Common Stock of the Company to persons who are eligible to participate hereunder, thereby encouraging stock ownership in the Company by such persons, all upon and subject to the terms and conditions of this Plan.

         2. Definitions. As used herein, the following terms shall have the meanings indicated:

         (a)      "Board" shall mean the Board of Directors of the Company.

         (b)      "Cause" shall mean any of the following:

         (i) a determination by the Company that there has been a willful, reckless or grossly negligent failure by the Optionee to perform his or her duties as an employee of the Company;

         (ii) a determination by the Company that there has been a willful breach by the Optionee of any of the material terms or provisions of any employment agreement between such Optionee and the Company;

         (iii) any conduct by the Optionee that either results in his or her conviction of a felony under the laws of the United States of America or any state thereof, or of an equivalent crime under the laws of any other jurisdiction;

         (iv) a determination by the Company that the Optionee has committed an act or acts involving fraud, embezzlement, misappropriation, theft, breach of fiduciary duty or material dishonesty against the Company, its properties or its personnel;

         (v) any act by the Optionee that the Company determines to be in willful or wanton disregard of the Company's best interests, or which results, or is intended to result, directly or indirectly, in improper gain or personal enrichment of the Optionee at the expense of the Company;

         (vi) a determination by the Company that there has been a willful, reckless or grossly negligent failure by the Optionee to comply with any rules, regulations, policies or procedures of the Company, or that the Optionee has engaged in any act, behavior or conduct demonstrating a deliberate and material violation or disregard of standards of behavior that the Company has a right to expect of its employees; or

         (vii) if the Optionee, while employed by the Company and for two years thereafter (or such shorter period as may be stated in any employment, confidentiality or noncompete agreement with the Optionee), violates a confidentiality and/or noncompete agreement with the Company, or fails to safeguard, divulges, communicates, uses to the detriment of the Company or for the benefit of any person or persons, or misuses in any way, any Confidential Information; provided, however, that, if the Optionee has entered into a written employment agreement with the Company which remains effective and which expressly provides for a termination of such Optionee's employment for "cause," the term "Cause" for purposes of this Plan shall have the meaning as set forth in the Optionee's employment agreement in lieu of the definition of "Cause" set forth in this Section 2(b).

         (c) "Change of Control" shall mean the acquisition by any person or group (as that term is defined in the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules promulgated pursuant to that act) in a single transaction or a series of transactions of 35% or more in voting power of the outstanding stock of the Company and a change of the composition of the Board of Directors so that, within two years after the acquisition took place, a majority of the members of the Board of Directors of the Company, or of any corporation with which the Company may be consolidated or merged, are persons who were not directors or officers of the Company or one of its Subsidiaries immediately prior to the acquisition, or to the first of a series of transactions which resulted in the acquisition of 35% or more in voting power of the outstanding stock of the Company.

         (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (e) "Committee" shall mean the stock option or compensation committee appointed by the Board or, if not appointed, the Board.

         (f) "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

         (g) "Confidential Information" shall mean any and all information pertaining to the Company's financial condition, clients, customers, prospects, sources of prospects, customer lists, trademarks, trade names, service marks, service names, "know-how," trade secrets, products, services, details of client or consulting contracts, management agreements, pricing policies, operational methods, site selection, results of operations, costs and methods of doing business, owners and ownership structure, marketing practices, marketing plans or strategies, product development techniques or plans, procurement and sales activities, promotion and pricing techniques, credit and financial data concerning customers and business acquisition plans, that is not generally available to the public.

         (h)      "Director" shall mean a member of the Board.

         (i) "Employee" shall mean any person, including Officers, Directors, consultants and independent contractors, who is either employed or engaged by the Company or any parent or Subsidiary of the Company within the meaning of Code Section 3401(c) or the regulations promulgated thereunder.

         (j) "Fair Market Value" of a Share on any date of reference shall be the Closing Price of a share of Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of the Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("Nasdaq), or any similar system of automated dissemination of quotations of securities prices in common use, the closing sales price or, if not available the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, or (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the 10 preceding days. If the information set forth in clauses (i) through (iii) above is unavailable or inapplicable to the Company (e.g., if the Company's Common Stock is not then publicly traded or quoted), then the "Fair Market Value" of a Share shall be the fair market value (i.e., the price at which a willing seller would sell a Share to a willing buyer when neither is acting under compulsion and when both have reasonable knowledge of all relevant facts) of a share of the Common Stock on the business day immediately preceding such date as the Committee in its sole and absolute discretion shall determine in a fair and uniform manner.

         (k) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Code.

         (l) "Non-Employee Directors" shall have the meaning set forth in Rule 16b-3(b)(3)(i) (17 C.F.R. ss.240.16(b)-3(b)(3)(i)) under the Securities Exchange Act of 1934, as amended.

         (m) "Non-Statutory Stock Option" or "Nonqualified Stock Option" shall mean an Option which is not an Incentive Stock Option.

         (n) "Officer" shall mean the Company's Chairman, chief executive officer, president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant. Unless specified otherwise in a resolution by the Board, an "executive officer" pursuant to Item 401(b) of Regulation S-K (17 C.F.R.ss.229.401(b)) shall be only such person designated as an "Officer" pursuant to the foregoing provisions of this paragraph.

         (o) "Option" (when capitalized) shall mean any stock option granted under this Plan.

         (p) "Optionee" shall mean a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

         (q) "Plan" shall mean this 1999 Stock Option Plan of the Company, which Plan shall be effective upon approval by the Board, subject to approval, within 12 months of the date thereof by holders of a majority of the Company's issued and outstanding Common Stock of the Company.

         (r) "Securities Act" shall mean the Securities Act of 1933, as amended.

         (s) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (t) "Share" or "Shares" shall mean a share or shares, as the case may be, of the Common Stock, as adjusted in accordance with
                  Section 10 of this Plan.

         (u) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         3. Shares and Options. Subject to adjustment in accordance with Section 10 hereof, the Company may grant to Optionees from time to time Options to purchase an aggregate of up to 1,000,000 Shares from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under this Plan shall terminate, expire, or be canceled, forfeited or surrendered as to any Shares, the Shares relating to such lapsed Option shall be available for issuance pursuant to new Options subsequently granted under this Plan. Upon the grant of any Option hereunder, the authorized and unissued Shares to which such Option relates shall be reserved for issuance to permit exercise under this Plan. Subject to the provisions of Section 14 hereof, an Option granted hereunder shall be either an Incentive Stock Option or a

Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option.

         4. Limitations. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Code
Section 422(b) are exercisable for the first time by any individual during any calendar year (under all stock option or similar plans of the Company and any Subsidiary), exceeds $100,000.

         5. Conditions for Grant of Options.

(a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from the class of all regular Employees of the Company or its Subsidiaries, including Employee Directors and Officers who are regular or former regular employees of the Company, as well as consultants to the Company. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

(b) In granting Options, the Committee shall take into consideration the contribution the person has made, or is expected to make, to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from Officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under this Plan prescribe such terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) the exercise price or prices of the Option or any installments thereof,
         (ii) prescribing the date or dates on which the Option becomes and/or remains exercisable, (iii) providing that the Option vests or becomes exercisable in installments over a period of time, and/or upon the attainment of certain stated standards, specifications or goals, (iv) relating an Option to the continued employment of the Optionee for a specified period of time, or (v) conditions or termination events with respect to the exercisability of any Option, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein; provided, however, that to the extent not canceled pursuant to Section 9(b) hereof, upon a Change of Control, any Options that have not vested shall vest upon such Change in Control.

(c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither this Plan nor any Option granted under this Plan shall confer upon any person any right to employment or continuance of employment (or related salary and benefits) by the Company or its Subsidiaries.

         6. Exercise Price. The exercise price per Share of any Option shall be any price determined by the Committee but shall not be less than the par value per Share; provided, however, that in no event shall the exercise price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted and, in the case of an Incentive Stock Option granted to a 10% shareholder, the per Share exercise price will not be less than 110% of the Fair Market Value in accordance with Section 14 of this Plan. Re-granted Options, or Options which are canceled and then re-granted covering such canceled Options, will, for purposes of this
Section 6, be deemed to have been granted on the date of the re-granting.

7.       Exercise of Options.

(a) An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, (iii) the Optionee has agreed to be bound by the terms, provisions and conditions of any applicable shareholders' agreement, and (iv) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or the Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee in any Option, the exercise price of any Shares purchased pursuant to the exercise of such Option shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established by the Committee in connection with this Plan, lend money to an Optionee to exercise all or a portion of the Option granted hereunder. If the exercise price is paid in whole or part with the Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at a rate no less than the rate of interest payable by the Company to its principal lender, and (iv) contain such other terms as the Committee in its sole discretion shall require. Additionally, any Option may be exercised pursuant to a "cashless" or "net issue" exercise provision set forth therein. No Optionee shall be deemed to be a holder of any shares subject to an Option unless and until a stock certificate or certificates for such shares are issued to the person(s) under the terms of this Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in
         Section 10 hereof.

(b) No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

         8. Exercisability of Options. Any Option shall become exercisable in such amounts, at such intervals, upon such events or occurrences and upon such other terms and conditions as shall be provided in an individual Option agreement evidencing such Option, except as otherwise provided in Section 5(b) or this Section 8.

(a) The expiration date(s) of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

(b) Unless otherwise expressly provided in any Option as approved by the Committee, notwithstanding the exercise schedule set forth in any Option, each outstanding Option, may, in the sole discretion of the Committee, become fully exercisable upon the date of the occurrence of any Change of Control, but, unless otherwise expressly provided in any Option, no earlier than six months after the date of grant, and if and only if Optionee is in the employ of the Company on such date.

(c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

9.                Termination of Option Period.

(a) Unless otherwise expressly provided in any Option, the unexercised portion of any Option shall automatically and without notice immediately terminate and become forfeited, null and void at the time of the earliest to occur of the following:

(i) three months after the date on which the Optionee's employment is terminated for any reason other than by reason of (A) Cause, (B) the termination of the Optionee's employment with the Company by such Optionee following less than 30 days' prior written notice to the Company of such termination (an "Improper Termination"), (C) a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee, or (D) death;

(ii) immediately upon (A) the termination by the Company of the Optionee's employment for Cause, or (B) an Improper Termination;

(iii) one year after the date on which the Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee; or

(iv) the later of (A) 12 months after the date of termination of the Optionee's employment by reason of death of the employee, or (B) three months after the date on which the Optionee shall die if such death shall occur during the one-year period specified in Subsection 9(a)(iii) hereof.

(b) The Committee in its sole discretion may, by giving written notice ("cancellation notice"), cancel effective upon the date of the consummation of any corporate transaction described in Subsection 10(d) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

(c)               Upon Optionee's termination of employment as described in this
                  Section 9, or otherwise, any Option (or portion thereof) not previously vested or not yet exercisable pursuant to Section 8 of this Plan or the vesting schedule set forth in such Option shall be immediately canceled.

10.               Adjustment of Shares.

(a) If at any time while this Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of Shares (other than any such exchange or issuance of Shares through which Shares are issued to effect an acquisition of another business or entity or the Company's purchase of Shares pursuant to a plan of repurchase approved by the Board or to exercise a "call" purchase option), then and in such event:

(i) appropriate adjustment shall be made in the maximum number of Shares available for grant under this Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned;

(ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price; and

(iii) such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

(b) Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsection 10(d) hereof, or otherwise.

(c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into or exchangeable for shares of its capital stock of any class, either in connection with a direct or underwritten sale or upon the exercise of rights or warrants to subscribe therefor or purchase such Shares, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

(d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, reclassifications, recapitalizations, reorganizations or other changes in the Company's capital structure or its business;
                  (ii) any merger or consolidation of the Company or to which the Company is a party; (iii) any issuance by the Company of debt securities, or preferred or preference stock that would rank senior to or above the Shares subject to outstanding Options; (iv) any purchase or issuance by the Company of Shares or other classes of Common Stock or common equity securities; (v) the dissolution or liquidation of the Company;
                  (vi) any sale, transfer, encumbrance, pledge or assignment of all or any part of the assets or business of the Company; or
                  (vii) any other corporate act or proceeding, whether of a similar character or otherwise.

(e) The Optionee shall receive written notice within a reasonable time prior to the consummation of such action advising the Optionee of any of the foregoing. The Committee may, in the exercise of its sole discretion, in such instances declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option.

         11. Transferability of Options. No Option granted hereunder shall be sold, pledged, assigned, hypothecated, disposed or otherwise transferred by the Optionee other than by will, the laws of descent and distribution or to a family member or trust for the Optionee or a member of Optionee's family, unless otherwise authorized by the Board, and no Option shall be exercisable during the Optionee's lifetime by any person other than the Optionee.

         12. Issuance of Shares. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

(i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(ii) (A) an agreement and undertaking to comply with all of the terms, restrictions and provisions set forth in any then applicable shareholders' or other agreement relating to the Shares, including, without limitation, any restrictions on sale or transferability, any rights of first refusal and any option of the Company to "call" or purchase such Shares under then applicable agreements; and

                                   (B) any  restrictive  legend or  legends,
to be embossed or imprinted on Share certificates, that are, in the discretion of the Committee, necessary or appropriate to comply with the provisions of any securities law or other restriction applicable to the issuance of the Shares.

13.      Administration of this Plan.

(a) This Plan shall be administered by a Committee which shall consist of not less than two Non-Employee Directors. The Committee shall have all of the powers of the Board with respect to this Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

(b) Subject to the provisions of this Plan, the Committee shall have the authority, in its sole discretion, to: (i) grant Options, (ii) determine the exercise price per Share at which Options may be exercised, (iii) determine the Optionees to whom, and time or times at which, Options shall be granted,
                  (iv) determine the number of Shares to be represented by each Option, (v) determine the terms, conditions and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option, (vi) defer (with the consent of the Optionee) or accelerate the exercise date of any Option, and (vii) make all other determinations deemed necessary or advisable for the administration of this Plan, including repricing, canceling and regranting Options.

(c) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan. The Committee's determinations and its interpretation and construction of any provision of this Plan shall be final, conclusive and binding upon all Optionees and any holders of any Options granted under this Plan.

(d) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting of the Committee or (ii) without a meeting by the unanimous written approval of the members of the Committee.

(e) No member of the Committee, or any Officer or Director of the Company or its Subsidiaries, shall be personally liable for any act or omission made in good faith in connection with this Plan.

         14. Incentive Options for 10% Shareholders. Notwithstanding any other provisions of this Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its Subsidiary) at the date of grant unless the exercise price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of 10 years from the date such Option is granted.

         15. Interpretation.

(a) This Plan shall be administered and interpreted so that all Incentive Stock Options granted under this Plan will qualify as Incentive Stock Options under Section 422 of the Code. If any provision of this Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, and this Plan shall be construed and enforced as if such provision had never been included in this Plan.

(b) This Plan shall be governed by the laws of the State of Florida.

(c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan or affect the meaning or interpretation of any part of this Plan.

(d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

(e) Time shall be of the essence with respect to all time periods specified for the giving of notices to the Company hereunder, as well as all time periods for the expiration and termination of Options in accordance with Section 9 hereof (or as otherwise set forth in an option agreement).

         (f) It is intended that this Plan shall be administered in accordance with the disinterested administration requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission ("Rule 16b-3"), or any successor rule thereto. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding the above, it shall be the responsibility of each Optionee, not of the Company or the Committee, to comply with the requirements of Section 16 of the Securities Exchange Act; and neither the Company nor the Committee shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3 or any successor rule thereto, or if any such person incurs any liability under Section 16 of the Securities Exchange Act.

Market Standoff or Lock-Up Agreements. Each Optionee, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options during the period as may be agreed to by the Company and such underwriters (the "Lock-Up Period) following the effective date of such registration. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such Lock-Up Period.

         16. Amendment and Discontinuation of this Plan. Either the Board or the Committee may from time to time amend this Plan or any Option without the consent or approval of the shareholders of the Company; provided, however, that, except to the extent provided in Section 9, no amendment or suspension of this Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

         17. Termination Date. This Plan shall terminate 10 years after the date of adoption by the Board of Directors.